                                                                 Exhibit 10(vii)



                   CURTISS-WRIGHT ELECTRO-MECHANICAL DIVISION
                                  PENSION PLAN




                                 Effective as of
                                October 29, 2002






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                                TABLE OF CONTENTS


INTRODUCTION............................................................................1

SECTION 1 - DEFINITIONS.................................................................3

SECTION 2 - ELIGIBILITY FOR RETIREMENT.................................................14

SECTION 3 - ELIGIBILITY AND EMPLOYEE CONTRIBUTIONS.....................................15

SECTION 4 - NORMAL RETIREMENT PENSION..................................................17

SECTION 5 - EARLY RETIREMENT PENSION...................................................21

SECTION 6 - VESTED PENSION.............................................................23

SECTION 7 - REFUNDS OF EMPLOYEE CONTRIBUTIONS..........................................25

SECTION 8 - SURVIVING SPOUSE BENEFIT FOR DEATH BEFORE RETIREMENT.......................26

SECTION 9 - SURVIVING SPOUSE BENEFIT FOR CERTAIN VESTED EMPLOYEES......................28

SECTION 10 - FORM OF PENSION PAYMENTS..................................................30

SECTION 11 - DESIGNATION OF BENEFICIARY................................................37

SECTION 12 - ADMINISTRATION............................................................38

SECTION 13 - FUNDING...................................................................44

SECTION 14 - ACQUISITIONS, SALES, AND OTHER DISPOSITIONS...............................45

SECTION 15 - TRANSFERRED EMPLOYEES.....................................................47

SECTION 16 - SUSPENSION OF BENEFITS AND REEMPLOYMENT...................................49

SECTION 17 - MISCELLANEOUS.............................................................51

SECTION 18 - AMENDMENT AND TERMINATION.................................................53

SECTION 19 - FLAT RATE METHOD FOR 1994.................................................55

APPENDIX A - TOP HEAVY PROVISIONS......................................................58

APPENDIX B - SECTION 415 LIMITATIONS...................................................61

APPENDIX C - HISTORICAL FORMULAS.......................................................64

APPENDIX D - PARTICIPATING EMPLOYERS...................................................72









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                                                                               1


                   CURTISS-WRIGHT ELECTRO-MECHANICAL DIVISION
                                  PENSION PLAN

                                  INTRODUCTION

This Curtiss-Wright Electro-Mechanical Division Pension Plan ("the Plan") is effective as of October 29, 2002 ("the Effective Date"). It has been established to provide retirement benefits for eligible employees of the Curtiss-Wright Electro-Mechanical Corporation ("EMD"), a wholly owned subsidiary of Curtiss-Wright Flow Control Corporation ("CWFC"), a wholly owned subsidiary of Curtiss-Wright Corporation.

CWFC acquired the operations that comprise EMD from Westinghouse Government Services Company LLC. ("WGSC"), a subsidiary of Washington Group International, Inc. ("WGI"), in a transaction that was effective as of the Effective Date.

Prior to the acquisition of EMD by CWFC, eligible employees at EMD participated in the Westinghouse Government Services Group Pension Plan ("the Predecessor Plan"), a pension plan maintained by WGSC and qualified under section 401(a) of the Code. In accordance with an agreement between CWFC and WGSC, assets and liabilities under the Predecessor Plan ("the Transferred Assets and Liabilities"), determined as of the Effective Date, were transferred to the Plan in a transaction that complied with section 414(l) of the Code. The Transferred Assets and Liabilities comprised liabilities for benefits of participants in the Predecessor Plan who were employed at EMD as of the Effective Date and for benefits of participants in the Predecessor Plan who had terminated employment at EMD a vested right to a deferred benefit from the Predecessor Plan or who had commenced receiving benefits from the Predecessor Plan prior to the Effective Date.

The provisions of the Plan, as set forth herein, are intended to apply to participants who were employed at EMD on or after the Effective Date. Benefits taken into account in the determination of the Transferred Assets and Liabilities that are payable to participants who had terminated or retired from employment at EMD prior to the Effective Date shall be determined in accordance with the terms of the Predecessor Plan as in effect on the date the participant terminated or retired from employment at EMD.

For employees whose benefits were taken into account in the determination of the Transferred Assets and Liabilities ("the WGSC Transferees"), "Compensation", Credited Service", and "Eligibility Service" under this Plan include compensation, credited service, and eligibility service under the terms of the Predecessor Plan for periods prior to the effective date of such transfer.

Origin and Scope of the Predecessor Plan:

The Predecessor Plan was first effective on April 1, 1999 and was established subsequent to the acquisition of EMD and certain other businesses from CBS Corporation ("CBS") by WGNH Acquisition LLC, an indirect subsidiary of WGI. The Predecessor Plan generally mirrored the provisions of the GESCO Residual Pension Plan ("the GESCO Plan"), a pension plan maintained by CBS, as then in effect. Subsequent to the establishment of the Predecessor




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                                                                               2


Plan, assets and liabilities under the GESCO Plan were transferred to the Predecessor Plan in a transaction that complied with section 414(l) of the Code.

The Predecessor Plan generally included the provisions of the GESCO Plan that were applicable prior to the effective date of the Predecessor Plan, which provisions set out the benefits, rights, and features that applied with respect to service under the GESCO Plan prior to the effective date of the Predecessor Plan. For the individuals whose benefits were taken into account in the determination of the transfer of assets and liabilities from the GESCO Plan to the Predecessor Plan ("the GESCO Transferees"), "Compensation", "Credited Service", and "Eligibility Service" under the Predecessor Plan include compensation, credited service, and eligibility service under the terms of the GESCO Plan for periods prior to the effective date of such transfer.

Intent and Construction:

The Plan is intended to comply with the qualification requirements of section 401(a) of the Code and applicable regulations and rulings thereunder, and shall be construed in accordance with such intention.

The Plan is conditioned upon and subject to obtaining such approval of the Commissioner of Internal Revenue as may be necessary to establish the deductibility for income tax purposes of any and all contributions hereunder, other than Employee contributions.




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                                                                               3



                             SECTION 1 - DEFINITIONS

Whenever used in this Plan, masculine pronouns include both men and women unless the context indicates otherwise. Wherever used in this Plan:

1. "Administrative Committee" means the person(s) appointed by the Company as the "named fiduciary" of the Plan, within the meaning of section 402(a)(2) of ERISA, with respect to Plan administrative matters.

2. "Administrator" means the Company or such other person(s) designated by the Company as responsible for Plan administration.

3. "Affiliated Entity" means a subsidiary company that is at least fifty percent (50%) owned by the Company or a partnership or a joint venture in which the Company is at least a fifty percent (50%) owner that has not been designated as an Employer. The term Affiliated Entity shall also include all entities in the Controlled Group of each Employer.

4. "Board of Directors" or "Board" means the Board of Directors of the Company.

5. "Career Accumulation" means the amounts accumulated pursuant to Subsection 4.A.1 of the Plan.

6.       "Casual Employee" means a person who is hired either:

         (a) for a predetermined limited period not to exceed three (3) months, or

         (b) for the purpose of completing a specific task that is anticipated not to exceed five (5) months, and for whom the Employer has no expectation of continued employment beyond the completion of that task.

         The determination of who is a Casual Employee shall be made on a uniform and nondiscriminatory basis.

7. "Company" means Curtiss-Wright Corporation, a corporation organized under the laws of the state of Delaware.

8. "Compensation" means (a) wages within the meaning of section 3401 (a) of the Code and all other payments of compensation to an Employee by the Employer (in the course of the Employer's trade or business) for which the Employer is required to furnish the Employee a written statement on Form W-2 under sections 6041(d), 6051(a)(3), and 6052 of the Code; and (b) amounts contributed by the Employer pursuant to a salary reduction agreement that are not includible in the gross income of the Employee under sections 125, 402(e)(3), 402(h) of the Code and, effective as of January 1, 2001, section 132(f) of the Code. Notwithstanding the preceding sentence, the term Compensation shall exclude the following: reimbursements or other expense allowances; fringe benefits (cash or noncash); moving expenses; deferred




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                                                                               4



         compensation; welfare benefits; amounts paid under a long-term incentive plan; and 50% of any annual incentive award paid under a management incentive program. Effective as of January 1, 2001, Compensation shall also exclude any retention bonus, suggestion award, and other non-performance-related awards or bonuses.

         For Plan Years beginning on or after January 1, 1989 but before December 31, 1993, Compensation shall not exceed $200,000 (or such greater amount as may be permitted by the Secretary of the Treasury or his delegate).

         For Plan Years beginning on or after January 1, 1994, the Compensation taken into account under the Plan shall not exceed $150,000 as adjusted by the Commissioner for increases in the cost of living in accordance with section 401(a)(17)(B) of the Code. In addition, (i) with respect to CBS Transferred Individuals (as defined in Subsection 1.12.C) for the 1999 Plan Year, the Compensation taken into account under the Predecessor Plan, when added to compensation taken into account under the GESCO Plan (as defined in the Introduction to this Plan) for the period from January 1, 1999 through March 31, 1999, shall not exceed $160,000, and (ii) the Compensation taken into account under the Predecessor Plan, when added to compensation previously earned during a Plan Year from Westinghouse Electric Company LLC (or an at least 50%-owned subsidiary thereof), shall not exceed the limit described in the preceding sentence in effect for such Plan Year.

         For Plan Years beginning on or after January 1, 2002, the annual compensation of each Participant taken into account under the Plan shall not exceed $200,000, as adjusted for cost-of-living increases in accordance with Section 401(a)(17)(B) of the Code. In determining benefit accruals in Plan Years beginning on or after January 1, 2002, the annual compensation limit described in this paragraph shall be taken into account, for determination periods beginning before January 1, 2002.

         For Plan Years beginning prior to January 1, 1997, in determining the Compensation of an Employee for purposes of this limit, the rules of section 414(q)(6) of the Internal Revenue Code shall apply, except in applying such rules, the term "family" shall include only the spouse of the Employee and any lineal descendants of the Employee who have not attained age 19 before the close of the year. If, as a result of the application of such rules, the adjusted annual compensation limit is exceeded, then the limitation shall be prorated among the affected individuals in proportion to each such individual's Compensation determined under this Section prior to the application of this limitation.

         For "WGSC Transferees" as defined in the Introduction to this Plan, Compensation for periods prior to the Effective Date shall include any compensation credited under the Predecessor Plan prior to the Effective Date. For "GESCO Transferees" as defined in the Introduction to this Plan, Compensation for periods prior to January 1, 2000 shall include any compensation credited under the GESCO Residual Pension Plan prior to January 1, 2000.

9.       "Controlled Group" means, with respect to an Employer:

         (a) any corporation which is a member of a controlled group of corporations, within the meaning of section 1563(a) of the Code, determined without regard to sections 1563(a)(4) and (e)(3)(C), including such Employer;

         (b) any trade or business under common control with such Employer, within the meaning of section 414(c) of the Code;

         (c) any employer which is included with such Employer in an affiliated service group, within the meaning of section 414(m) of the Code; or

         (d) any other entity required to be aggregated with such Employer pursuant to regulations under section 414(o) of the Code.

         For purposes of Appendix B, "more than fifty percent (50%)" shall be substituted for "eighty percent (80%)" each place it appears in section 1563(a)(1) of the Code or section 1.414(c)-2 of the Income Tax Regulations.

10. "Credited Service" means service which is used to determine pension amounts. For periods on and after January 1, 1995, an Employee (including a part-time Employee or Casual Employee) will not earn Credited Service unless he had an election to contribute in effect for such period, except to the extent provided in Subsections 3.E and 4.E. Credited Service shall be based on the following:

         A. For all Employees, except part-time Employees and Casual Employees who are regularly scheduled to work less than 24 hours per week, Credited Service means all periods of service as an Employee with the Employer for which the Employer is directly or indirectly paid, or entitled to payment, by the Employer for the performance of duties, and time spent on any of the following (provided that, for Casual Employees, only hours worked on or after October 1, 1997 shall be counted in determining Credited Service):

             (1) furlough;

             (2) disability up to a maximum continuous period of 2 years;

             (3) leaves of absence (other than military leaves and leaves for personal reasons including educational leaves) up to a maximum of 6 years, except that, in the case of a leave of absence continuing after December 31, 1994, no more than 2 years of Credited Service will be granted under this provision unless, prior to the expiration of such 2 year period, the Employee demonstrates to the satisfaction of the Administrator that he is expected to resume performing services for an Employer immediately following the conclusion of such leave;

             (4) military leaves of absence up to a maximum equal to that period of time during which reemployment is required under applicable Federal statutes; and

             (5) Layoff up to a maximum continuous period of 1 year for any
                 Layoff that commenced on or after January 1, 1976.

             If while an Employee is on disability leave of absence under Subsection 1.10.A.(2) above, he is laid off, he shall begin to accrue Credited Service only under Subsection 1.10.A.(5) above from that time and shall continue to be credited with Credited Service under Subsection 1.10.A.(5) for up to 1 year; but in no event shall the combined Credited Service under Subsections 1.10.A.(2) and 1.10.A.(5) exceed 2 years.

             Credited Service shall be expressed in whole years and fractions thereof. Any fraction of a year shall be expressed as a decimal figure determined by completed months for the year divided by twelve, plus completed days in any incomplete month divided by 365.

         B. For part-time Employees and Casual Employees who are regularly scheduled to work less than 24 hours per week, for any calendar year each such Employee shall receive Credited Service which shall be determined by dividing the number of hours worked in that calendar year by 2,000, subject to a maximum of 1 full year, provided that, for Casual Employees, only hours worked on or after October 1, 1997 shall be counted in determining Credited Service.

             For the purposes of this Subsection 1.10.B (and Subsection 1.12.B and Subsection 1.12.E), hours worked shall mean: (i) each hour for which an Employee is paid, or entitled to payment, for the performance of duties for the Employer (which hours will be credited to the calendar year in which the duties are performed);
             (ii) each hour for which an employee is paid, or entitled to payment, by the Employer on account of a period of time during which no duties are performed due to vacation, holiday, illness, incapacity (including disability), Layoff, jury duty, military duty or leave of absence (provided that no more than 501 hours will be credited for any single continuous period whether or not such period occurs in a single calendar year, and that hours will be calculated and credited pursuant to section 2530.200b-2 of the Labor regulations); and (iii) each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by the Employer (which hours will be credited to the calendar year to which the award or agreement pertains rather than the calendar year in which the award, agreement, or payment is made), excluding any hours credited under (i) or (ii) above.

             For any Plan Year in which an Employee falls into both category A above and this category B, he shall receive Credited Service under the category, which is most advantageous to him.

         C. Periods of employment in an Excluded Unit shall not count as Credited Service.

         D. A former Employee who is rehired by an Employer will be eligible only for those benefits for which he was eligible at the time of his prior separation under the Plan in effect at that time until the earliest of the following occurs: (1) he has been re-employed for at least 6 consecutive months; (2) he has reached his Normal Retirement Date; (3) he has been Involuntarily Separated; or (4) he elects early retirement because of a scheduled Layoff.

         E. For "WGSC Transferees" as defined in the Introduction to this Plan, Credited Service for periods prior to the Effective Date shall include any credited service credited under the Predecessor Plan prior to the Effective Date. For "GESCO Transferees" as defined in the Introduction to this Plan, Credited Service for periods prior to January 1, 2000 shall include any credited service credited under the GESCO Plan prior to January 1, 2000.

11.      "Effective Date" means October 29, 2002.

12. "Eligibility Service" means service that is taken into account in determining whether an Employee is a Vested Employee. Eligibility Service shall be determined as follows:

         A. For periods on or after January 1, 2002 for all Employees including part-time Employees and Casual Employees, Eligibility Service means all periods of service as an Employee (including as a leased employee as defined in section 414(n)(2) of the Code) with the Employer, an Affiliated Entity, or in an Excluded Unit for which the Employee is directly or indirectly paid, or entitled to payment, by the Employer for the performance of duties, and time spent on any of the following:

             (1) furlough;

             (2) disability up to a maximum continuous period of 2 years;

             (3) leaves of absence (other than military leaves and leaves for personal reasons including educational leaves) up to a maximum of 6 years, except that no more than 2 years of Eligibility Service will be granted under this provision unless, prior to the expiration of such 2 year period, the Employee demonstrates to the satisfaction of the Administrator that he is expected to resume performing services for an Employer immediately following the conclusion of such leave;

             (4) military leaves of absence up to a maximum equal to that period of time during which re-employment is required under applicable Federal statutes; and

             (5) Layoff up to a maximum continuous period of 1 year.

             If while an Employee is on disability leave of absence under Subsection 1.12.A.(2) above, he is laid off, he shall begin to accrue Eligibility Service only under Subsection 1.12.A.(5) above from that time and shall continue to be credited with Eligibility Service under Subsection 1.12.A.(5) for up to 1 year; but in no event shall the combined Eligibility Service under Subsections 1.12.A(2) and 1.12.A.(5) exceed 2 years.

             Eligibility Service shall be expressed in whole years and fractions thereof. Any fraction of a year shall be expressed as a decimal figure determined by completed months for the year divided by twelve, plus completed days in any incomplete month divided by 365. The Eligibility Service computation period




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                                                                               8




             Notwithstanding the foregoing, this Subsection 1.12.A shall not start a new Eligibility Service computation period as of January 1, 2002 for any Employee other than a part-time Employee or Casual Employee who is regularly scheduled to work less than 24 hours per week.

         B. (1) For periods before January 1, 2002, for any Employee other than a part-time Employee or Casual Employee who is regularly scheduled to work less than 24 hours per week, Eligibility Service means all Credited Service, all service that would be Credited Service except that the Employee elected not to contribute, periods of employment with an Affiliated Entity or in an Excluded Unit, and periods of employment as a leased employee (as defined in section 414(n)(2) of the Internal Revenue Code).

             (2) For periods before January 1, 2002, for a part-time Employee or
                 Casual Employee who is regularly scheduled to work less than 24 hours per week, each such Employee shall receive 1 full year of Eligibility Service for any calendar year in which he works at least 1,000 hours (even if such Employee would earn less than 1 full year of Credited Service during such calendar year). If such Employee works less than 1,000 hours in any calendar year, his Eligibility Service shall equal his Credited Service for that calendar year. For the purposes of this paragraph, hours worked shall be determined under the second paragraph of Subsection 1.10.B. (including periods of employment with an Affiliated Entity or in an Excluded Unit, and periods of employment as a leased employee (as defined in section 414(n)(2) of the Internal Revenue Code)).

             For Plan Years beginning on or after January 1, 1976 and before January 1, 1998, the case of a Casual Employee who later becomes an Employee, such period shall receive 1 full year of Eligibility Service for any calendar year in which he worked at least 1,000 hours as a Casual Employee.

             For periods before January 1, 2002, for any Plan Year in which an Employee falls into both category (1) and (2) above, he shall receive Eligibility Service under the category, which is most advantageous to him.

         C. For any Employee (other than, for periods before January 1, 2002, a part-time Employee or Casual Employee who is regularly scheduled to work less than 24 hours per week):

             (1) If the Employee is absent from service for any reason which does not otherwise qualify him for Credited Service or Eligibility Service under the Plan, and such absence is not due to quit, discharge, release, retirement, or death, he shall receive Eligibility Service of up to 1 year for any continuous period of absence.

             (2) If the Employee is separated from service by reason of a quit, discharge, release, or retirement, and then is re-employed within 12 months of the date he was separated, the Employee's Eligibility Service shall include the period between the date he was separated and the date he was reemployed.

             (3) Notwithstanding the provisions of (1) and (2) above, if, during an absence from service of 12 months or less for any reason other than a quit, discharge, release, or retirement, the Employee is separated from service by reason of a quit, discharge, release, or retirement and then is reemployed within 12 months of the date on which he was first absent from service, the Employee's Eligibility Service shall include the period between his last day worked and the date he returns to work.

         D. For an individual identified as a "business employee" in Section 5.5(a) of the Asset Purchase Agreement dated June 25, 1998 between CBS Corporation and WGNH Acquisition, LLC relating to CBS Corporation's Government and Environmental Services Business and who commences employment with WGSC or an affiliated entity of WGSC in connection with such agreement (a "CBS Transferred Individual"), Eligibility Service for any period prior to commencement of employment for WGSC or an affiliated entity of WGSC shall include any eligibility service credited under the Westinghouse Pension Plan, as in effect on March 31, 1999.

         E. For an individual who is identified as an "Employee" in Section 3.15(a) of the Asset Purchase Agreement dated October 25, 2002 between WGSC and Curtiss-Wright Electro-Mechanical Corporation relating to the purchase of certain assets related to WGSC's Electro-Mechanical Division and who commences employment with the Employer or an Affiliated Entity in connection with such agreement, Eligibility Service for any period prior to commencement of employment for the Employer or an Affiliated Entity of WGSC shall include any eligibility service credited under the Predecessor, as in effect on October 28, 2002.

         F. For Employees who are not described in paragraphs D or E above, Eligibility Service shall include any eligibility service credited under the Westinghouse Pension Plan, excluding (1) service so credited under the Westinghouse Pension Plan on account of service for a subsidiary, division, or other business unit of Viacom, Inc. (formerly CBS Corporation) that was not part of Westinghouse Electric Corporation prior to November 24, 1995, and (2) service so credited under the Westinghouse Pension Plan on account of service for a former subsidiary, division, or other business unit of Viacom, Inc. (formerly CBS Corporation) after such entity ceased to be an employer or affiliated entity under the Westinghouse Pension Plan.

         G. Eligibility Service shall also include any service with (1) Westinghouse Electric Company LLC (or any of its at least 50%-owned subsidiaries), or (2) WGI (formerly Morrison Knudsen Corporation) or any of its at least 50% owned subsidiaries, or (3) British Nuclear Fuels plc, or any of its at least 50%-owned subsidiaries; provided, however, that an individual who is a Pensioner or who has received a distribution of his entire vested benefit under the Plan shall not receive credit for Eligibility Service for any period of employment with Westinghouse Electric Company LLC or British Nuclear Fuels plc (or any of their at least 50%-owned subsidiaries) unless and until such individual, after becoming a Pensioner or receiving a distribution of his entire vested benefit under the Plan, has an hour worked (as defined in Subsection 1.10.B) for an Employer, Excluded Unit, or Affiliated Entity.

         H. Eligibility Service shall also include (i) all vesting service granted to the Employee under a qualified retirement plan sponsored and maintained by Washington Group International ("WGI") and (ii) all vesting service that would have been granted to the Employee under (i) above if the Employee had first been hired by WGI and then transferred to employment covered by the Predecessor Plan. Such Eligibility Service shall only be taken into account to the extent the Employee has not otherwise received Eligibility Service under the Predecessor Plan for the identical time period.

13. "Employee" means a person who is either (i) not represented by a labor organization, or (ii) is represented by a labor organization or other representative which has entered into a written agreement with an Employer providing for participation in this Plan by the Employees in such unit, provided:

         (a) such person is in the service of an Employer, and he is not (i) employed in an Excluded Unit, (ii) a Casual Employee prior to October 1, 1997, nor a leased employee (as defined in section 414(n)(2) of the Internal Revenue Code), or (iii) employed in a foreign jurisdiction and paid through a foreign payroll system; or

         (b) such person is a citizen of the United States or a resident alien (as defined in section 7701(b) of the Code) who is an employee either of a domestic subsidiary (as defined in section 407 of the Internal Revenue Code) or of a foreign subsidiary as to which the Company has entered into an agreement under section 3121(l) of the Internal Revenue Code and with respect to whom contributions under a funded plan of deferred compensation (whether or not described in section 401(a), 403(a), or 405(a) of the Internal Revenue Code) are not provided by any person other than the Employer with respect to the remuneration paid to the citizen or resident alien by the domestic or foreign subsidiary.

14. "Employer" means (a) the Company, (b) an at least 50%-owned subsidiary of the Company, or (c) an entity designated as an Employer in Appendix D.

15. "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

16. "Excluded Unit" means any group, or other organizational unit, of employees of the Company, other than (a) the Electro-Mechanical Division of Curtiss-Wright Flow Control Corporation and (b) any group or unit that has been designated by the Administrative Committee as eligible to participate in this Plan. With respect to the Predecessor Plan, Excluded Unit means all units of WGSC except for those units designated by WGSC as eligible to participate in the Predecessor Plan.

17. "Flat Rate" means the method used for determining pension amounts as described in Subsection 4.A.2 and Section 19 of the Plan.

18. "Fiduciary" means the Company, other Employers, the Administrative Committee, the Investment Committee, the Trustee, and the Investment Managers, but only to the extent of those specific duties and responsibilities allocated to each for Plan and Trust administration as described in Section 12 and the Trust Agreement. No person or entity shall function or be deemed to function as a fiduciary in connection with actions affecting the design of the Plan, including, without limitation, amendments, designations of participating Employers and Excluded Units, and adoption of rules relating to acquisitions, sales and other dispositions under Section 14.

19. "Frozen Credited Service" means an Employee's Credited Service for periods prior to January 1, 1995,

20. "Frozen Early Retirement Pension" means, in the case of an Employee who elects to retire early pursuant to Subsection 2.C, the monthly amount payable under Subsection 5.A.1.(a) or the greater of the monthly amount payable under Subsection 5.A.2.(a) or 5.A.2.(b), whichever applies, taking into account all of the Employee's Eligibility Service, and taking into account, in the case of early retirement prior to January 1, 1995, any amounts payable under Subsection 5.B.

21. "Frozen Normal Retirement Pension" means the greater of the monthly amount payable under Subsection 4.A.1 or Section 19 to an Employee or terminated Vested Employee solely as a result of his Frozen Credited Service.

22.      "Highly Compensated Employee" means any Employee who:

         (1) was a 5% owner, as defined in section 416(b)(1)(B)(i) of the Code at any time during the year or the preceding year, or

         (2) for the preceding year had compensation from the Company or a Controlled Group member in excess of $80,000. The $80,000 amount is adjusted at the same time and in the same manner as under section 415(d) of the Code, except that the base period is the calendar quarter ending September 30, 1996.

         For purposes of determining which Employees shall be deemed Highly Compensated Employees, the applicable year of the Plan for which a determination is being made is called a determination year and the preceding 12-month period is called a look-back year.

         A Highly Compensated Former Employee is determined based on the rules applicable to determining Highly Compensated Employee status for the determination year in which the Employee separated from service, in accordance with section 1.414(q)-1T, Q&A-4 of the Income Tax Regulations and IRS Notice 97-75.

23. "Hourly-Paid Employee" means a daywork or incentive Employee whose basic Compensation the Employer computes and pays on an hourly rate.

24. "Internal Revenue Code" or "Code" means the Internal Revenue Code of 1986, as amended.

25. "Investment Committee" means the person(s) that may be appointed by the Company, in its discretion, as the "named fiduciary" of the Plan, within the meaning of section 402(a)(2) of ERISA, with respect to Plan investments.

26.      "Investment Manager" means any Fiduciary:

         (a) who has the power to manage, acquire, or dispose of any asset of the Plan;

         (b) who is (i) registered as an investment advisor under the Investment Advisers Act of 1940; (ii) a bank, as defined in that Act; (iii) an insurance company qualified to perform services described in Subsection 1.25(a) under the laws of more than one State; or (iv) a subsidiary of the Company authorized to perform investment management services; and

         (c) who has acknowledged in writing that he is a Fiduciary with respect to the Plan.

27. "Joint Annuitant" means an individual designated by an Employee as eligible to receive the survivor benefit provided by Subsection 10.C.3 or 10.C.4.

28. "Layoff" means the termination of the employment of an Employee with an Employer through no fault of his own for lack of work for reasons associated with the business where such Employer determines, on a uniform and nondiscriminatory basis, there is a reasonable expectation of recall within 1 year.

         Notwithstanding the foregoing, a person who would otherwise be considered to be on Layoff may take action, which would result in the severance of his relationship with the Employer. At the time such action is taken, that person shall become a voluntary quit and shall no longer be considered on Layoff.

29. "Non-Vested Employee" means an Employee who has less than 5 years of Eligibility Service.

30. "Normal Retirement Date" means, with respect to an Employee, the later of (a) the first day of the month following his 65th birthday, or (b) the first day of the month following his completion of 5 years of Eligibility Service.

31.      "PBGC" means the Pension Benefit Guaranty Corporation.

32. "Pensioner" means a person receiving a pension under the Plan, and shall include any person with respect to whom liability for pension payments was transferred from the Predecessor Plan to the Plan.

33. "Plan" means the Curtiss-Wright Electro-Mechanical Division Pension Plan, as herein set forth or as hereafter amended.

34. "Plan Year" means the period beginning on October 29, 2002 ("the Effective Date") and ending on December 31, 2002 and each calendar year commencing on or after January 1, 2003. Notwithstanding the foregoing sentence, for the purpose of determining the Compensation, Credited Service, and Eligibility Service of an individual who is identified as an "Employee" in Section 3.15(a) of the Asset Purchase Agreement dated October 25, 2002 between Curtiss-Wright Electro-Mechanical Corporation and WGSC providing for the purchase of certain assets related to WGSC's Electro-Mechanical Division and who commences employment with the Employer or an Affiliated Entity in connection with such agreement, the calendar year beginning on January 1, 2002 shall be deemed to be a Plan Year, and for the purpose of determining the Compensation, Credited Service, and Eligibility Service for WGSC Transferees, as defined in the Introduction to the Plan, each plan year of the Predecessor Plan shall be taken into account.

35. "Predecessor Plan" means the Westinghouse Government Services Group Pension Plan, as in effect on the day prior to the Effective Date. To the extent that the Predecessor Plan took account of the provisions of the GESCO Plan in determining the benefits payable to participants thereunder, the GESCO Plan shall also be deemed to be a Predecessor Plan.

36. "Salaried Employee" means an Employee whose basic Compensation the Employer computes and pays on a weekly or monthly rate.

37. "Surviving Spouse" means the spouse of an Employee or former Employee on the earlier of the date he dies or becomes a Pensioner or a former spouse named as a Surviving Spouse pursuant to a Qualified Domestic Relations Order as defined in Subsection 17.A.

38. "Trust Agreement" means the agreement, or agreements, as from time to time amended, which constitute a part of the Plan under which the assets of the Plan are held in trust.

39. "Trustee" means the corporation or individual appointed by the Investment Committee to hold the assets of the Plan in trust pursuant to the Trust Agreement.

40. "Vested Employee" means an Employee who has completed 5 years or more of Eligibility Service, or a former Employee who satisfied the vesting requirements of the Plan or the Predecessor Plan which were in effect at the time he ceased to accrue Eligibility Service, provided this sentence shall be effective September 1, 1988.

41. "With Interest" means interest compounded annually computed from the end of the calendar year in which contributions have been made to the first of the month in which a computation is being made, at the following rates: (i) for Plan Years beginning before 1976, at the annual rate prescribed by the Predecessor Plan as in effect for such Plan Years; (ii) for Plan Years beginning after 1975 and before 1988, at the annual rate of 5%; (iii) for Plan Years beginning after 1987 and before the date benefits commence, at the annual rate of 120% of the Federal mid-term rate (as in effect under section 1274 of the Code for the first month of the Plan Year); and (iv) for periods beginning when benefits commence until the Normal Retirement Date, at the annual rate which would be used under the Plan under section 417(e)(3) of the Code and section 1.417(e)-1 of the Income Tax Regulations in effect as of the date benefits commence.

                     SECTION 2 - ELIGIBILITY FOR RETIREMENT

A. An Employee's Normal Retirement Date is defined in Subsection 1.30. The pension of any Employee is nonforfeltable if such Employee is alive on his Normal Retirement Date.

B. Any person who is accruing Eligibility Service on the day preceding his Normal Retirement Date may retire with a Normal Retirement Pension pursuant to Section 4 on his Normal Retirement Date or on the first day of any month following his Normal Retirement Date.

C. Any person who is accruing Eligibility Service and (i) is at least age 60 and has completed 10 or more years of Eligibility Service or (ii) is at least age 58 and has completed 30 or more years of Eligibility Service may elect to retire and receive an Early Retirement Pension pursuant to Section 5 on the first day of any month thereafter up to his Normal Retirement Date. Subsections 19.D and 19.E set out additional circumstances under which a person may receive an Early Retirement Pension.

D. No person who is working for an Affiliated Entity, or a successor employer with whom the Company has entered into a reciprocal service agreement may elect an Early Retirement Pension under this Plan which commences prior to the date he ceases to be employed by such Affiliated Entity, or successor employer.

E. All applications for Normal Retirement Pensions and Early Retirement Pensions must be submitted in writing in accordance with such procedures as the Administrator shall prescribe prior to the applicant's desired retirement date. No pensions shall be payable for any period prior to the elected retirement date.

F. Notwithstanding any other provision of this Plan to the contrary, a Vested Employee's pension or any death benefit payable under Subsection 7.D shall commence, at the election of the Vested Employee, no later than the 60th day after the latest of the close of the Plan Year in which (i) the Vested Employee or the Beneficiary, as applicable, attains age 65, (ii) the 10th anniversary of the year in which the Vested Employee commenced participation occurs, or (iii) the Vested Employee terminates his service with the Employer and any other Controlled Group member.

               SECTION 3 - ELIGIBILITY AND EMPLOYEE CONTRIBUTIONS

All Employees are eligible to participate in the Plan and to elect to make contributions thereunder.

A. Each Employee may elect to make contributions and to accrue a monthly pension in accordance with the formulas described in Subsections 4.A.1 and 4.A.2.

B. An Employee with an election to contribute in effect shall contribute 1 1/2% of his Compensation. The most recent contribution election under the Predecessor Plan of a WGSC Transferee (as defined in the Introduction to the Plan) who was eligible to participate in the Predecessor Plan prior to such individual's transfer to an Employer shall remain in effect under the Plan (subject to Subsection 3.C).

C. All elections to contribute shall become effective immediately for an Employee who is hired or rehired, provided, however, that an election previously in effect shall be reinstated if the Employee is rehired in the same calendar year. An Employee who has waived his right to contribute shall nevertheless have the right, effective on a succeeding January 1, to elect to contribute.

D. This Subsection 3.D applies prior to January 1, 1995 to an Employee who was disabled or on a leave of absence (including a military leave). Such an Employee who had elected to contribute and who was on a leave of absence or absent from work due to disability for at least a month was, for as long as he continued to accrue Credited Service pursuant to Subsection 1.10, eligible to make contributions to the Plan. Such contributions were payable monthly based on his rate of Compensation in effect immediately preceding the first payroll period for which he did not receive a regular paycheck. Contributions for any calendar month were required to be made no later than the 15th day of the following month. If such an Employee at any time during his leave of absence or disability elected not to continue to make contributions, he was not permitted to start contributions again until he returned to work. If such an Employee elected not to contribute as described above, he nevertheless continued to be considered a contributing Employee for the purpose of Subsection 4.A.2.

E. This Subsection 3.E applies on and after January 1, 1995 to an Employee who is disabled or on a leave of absence (including a military leave) and not receiving Compensation. Such an Employee shall not make contributions to this Plan for the period of such disability or leave of absence. If such an Employee had an election to contribute in effect immediately prior to becoming disabled or beginning his leave of absence, he shall, for as long as he would have continued to accrue Credited Service if he were still contributing, nevertheless be deemed to have an election to contribute in effect for purposes of Subsections 4.A.1.(c) and 4.A.2 during his period of disability or leave of absence, and his Compensation shall be deemed to be equal to his Compensation in effect immediately preceding the first payroll period for which he did not receive a regular paycheck; provided, however, that for any such Employee other than an Employee on military leave, 1 1/2% of Compensation shall be substituted for two 2% of Compensation with respect to such imputed Credited Service in Subsection 4.A.1(c).

F. No withdrawals of Employee contributions shall be permitted while an Employee continues to accrue Eligibility Service under the Plan. Refunds of Employee contributions shall be made under certain circumstances as described in Section 7.

                      SECTION 4 - NORMAL RETIREMENT PENSION

A. An Employee who retires on or after his Normal Retirement Date shall be eligible for a monthly pension payable for his lifetime, which shall be the greater of the amount he has accumulated under the Career Accumulation method, or the Flat Rate method as described below.

         1. An Employee's accumulated pension under the Career Accumulation method shall be the sum of (a), (b), and (c) below.

             (a) For calendar years prior to 1992, the Career Accumulation amount for an Employee who retires on or after January 1, 1992 shall be:

                 (1) The greater of:

                     (i) any amounts earned as of December 31, 1991 under the
                         Career Accumulation method of the Basic Portion of the Predecessor Plan as it existed prior to January 1, 1992 (see paragraph A of Appendix C),

                     or

                     (ii) any amounts earned as of December 31, 1991 under the
                          Final Average Compensation Method of the Basic Portion of the Predecessor Plan as it existed prior to January 1, 1992 (see paragraph B of Appendix C),

                     plus

                 (2) Any amounts earned as of December 31, 1991 under the
                     Supplemental Portion of the Predecessor Plan as it existed prior to January 1, 1992 (see paragraph C of Appendix C).

             (b) For each of the years 1992, 1993, and 1994, if the Employee had an election to contribute in effect, the monthly Career Accumulation amount shall be 1/12 of 2% of Compensation for that year, subject to a minimum of $15 for each such year of Credited Service. If the Employee had elected to waive his right to contribute for such year, the monthly Career Accumulation amount shall be $15 for each such year of Credited Service.

             (c) For each year of Credited Service after December 31, 1994, for an Employee who has an election to contribute in effect for a Plan Year, the Employee's monthly accumulated pension under the Career Accumulation method shall be the sum of 1/12 of 2% of Compensation for that Plan Year; provided, however, that in no event shall such an Employee's monthly accumulated pension under the Career

                 Accumulation method for a Plan Year be less than $31.00 multiplied by the Participant's Credited Service for such Plan Year. An Employee's monthly accumulated pension for a year under the Career Accumulation method shall be zero, if the Employee has elected to waive his right to contribute for such year, except as provided in Subsections 3.E and 4.E


         2. An Employee's accumulated pension under the Flat Rate method shall be determined under (a) or (b) below, whichever applies.

             (a) For Employees who do not have Eligibility Service after
                 December 31, 1994, the accumulated pension under the Flat Rate method shall be the amount determined under Section 19.

             (b) For Employees who have Eligibility Service after December 31,
                 1994, the accumulated pension under the Flat Rate method shall be the sum of (1), (2), and (3) below:

                 (1) If the Employee elected to make contributions when he was first eligible to do so, his Flat Rate method monthly pension amount for all Credited Service accumulated prior to the first date such an election could have been effective shall be equal to the product of $31.00 times the applicable years of Credited Service. If the Employee elected not to make contributions when he was first eligible to do so, his Flat Rate method monthly pension amount for all Credited Service accumulated prior to the first date such an election could have been effective shall be equal to the product of $13.00 times the applicable years of Credited Service.

                 (2) $31.00 for each year of Credited Service in which the
                     Employee had an election to contribute in effect or is treated as having an election to contribute in effect under Subsections 3.D, 3.E, and 4.E.

                 (3) $13.00 for each year of Credited Service prior to January
                     1, 1995 in which the Employee was eligible to contribute but elected not to contribute.

             (c) For each year of Credited Service after December 31, 1994, the monthly Flat Rate amount shall be zero, if the Employee has elected to waive his right to contribute for such year except as provided in Subsections 3.E and 4.E.

B. In no event shall the monthly pension computed pursuant to Subsection 4.A above be less than the monthly annuity payable as of the Employee's retirement date that is the actuarial equivalent of the annuity equivalent of the Employee's contributions, With Interest. Such annuity equivalent and actuarial equivalence shall be computed based on the mortality table and interest rate assumptions provided under Subsection 10.J.

C. For an individual who is an Employee after his Normal Retirement Date, in no event shall the monthly pension computed pursuant to Subsection 4.A above be less than:

         1. the amount computed under Subsection 4.A for an Employee at his Normal Retirement Date based on the provisions of the Plan in effect at his Normal Retirement Date, minus

         2. the Employee's contributions, With Interest, under the Plan at his Normal Retirement Date, multiplied by a conversion factor based on his age at his Normal Retirement Date, plus

         3. the Employee's contributions, With Interest, under the Plan at his actual retirement date, multiplied by a conversion factor based on his age at his actual retirement date.

         The conversion factors referred to herein shall be based on the mortality table and interest rate assumptions provided under Subsection 10.J.

D.       1.  A Vested Employee who continues to be employed by an Employer after attaining age 70 1/2 shall commence distributions on April I of the year following the later of the year in which he attains age 70
             1/2 or retires (or, for a 5% owner, within the meaning of Internal Revenue Code section 416(i), the year in which he attains age 70 1/2), in accordance with the provisions of Internal Revenue Code section 401(a)(9) and the regulations promulgated thereunder, including the minimum distribution incidental benefit requirement of section 1.401(a)(9)-2 of the Income Tax Regulations, as promulgated on April 17, 2002, which regulation is incorporated herein by reference.

         2. A Vested Employee who reached age 70 1/2 before January 1, 2001 may elect, in accordance with uniform and nondiscriminatory procedures determined by the Administrative Committee, to begin distributions no later than April 1 of the year following the year in which he attains age 70 1/2. Such pension shall be computed in accordance with Subsection 4.A above based on Credited Service accrued to such April 1 and shall be payable in accordance with the form of payment described in Subsection 10.C.1. As soon as practical following each January 1 thereafter, until such time as the Employee either retires or dies, his pension shall be redetermined, taking into account his additional Credited Service, additional benefits determined under this Section 4, and any Plan amendments which have become effective, and such redetermined amount shall be payable each month of the ensuing year, retroactive to January 1 of such year.

         3. The benefit of any Vested Employee who continues in the employment of an Employer and does not elect to begin distributions following age 70 1/2 under, paragraph 2 above shall be actuarially increased for the period beginning on April 1 following the calendar year in which the Participant attained age 70 1/2 and ending on the date benefits commence. The actuarially increased benefit shall be the actuarial equivalent of the Participant's pension payable on April 1 following the calendar year in which the Participant attained age 70 1/2, plus the actuarial equivalent of additional benefits accrued after that date, reduced by the actuarial equivalent of any distributions made after that date.

         4. If an Employee dies after the time when distributions are considered to have commenced in accordance with section 401(a)(9) of the Internal Revenue Code, any remaining portion of the Employee's benefits will be distributed at least as rapidly as under the distribution method being used under section 401(a)(9)(A)(ii) of the Internal Revenue Code as of the Employee's death.

E. For periods on and after January 1, 1995, an Employee shall earn no less than $31 under Subsections 4.A.1.(c) and 4.A.2 for each year of Credited Service while on furlough, disability, leave of absence described in Subsection 1.10.A.(3), military leave of absence, or Layoff, if the Employee had an election to contribute in effect immediately prior to such status.

F. In the case of a Vested Employee who previously terminated employment and received a lump sum distribution of only his contributions, With Interest, if such Employee is rehired his pension shall be computed under this Section 4 by first computing the pension to which he would be entitled based on his total Credited Service as if he had not withdrawn his contributions, With Interest, and then offsetting a monthly amount equal to the amount that was deemed to have been purchased by his contributions, With Interest, at the time of his initial withdrawal in accordance with the terms of the Plan in effect at such time.

                      SECTION 5 - EARLY RETIREMENT PENSION

A. The monthly pension amount payable for the lifetime of an Employee who elects to retire early pursuant to Subsection 2.C shall be determined as follows:

         1. If the Employee has at least 30 years of Eligibility Service on his retirement date, his pension shall be the greater of:

             (a) the greater of the amount determined pursuant to Subsection
                 4.A.1 or Section 19 based on his Frozen Credited Service, reduced by 0.25% for each month by which his retirement date precedes the first day of the month following his 60th birthday; or

             (b) the amount determined pursuant to Subsection 4.A based on all of his Credited Service, reduced by 0.50% for each month by which his retirement date precedes his Normal Retirement Date.

             Subsection 10.M modifies the above reduction factors in the case of certain retirements after 1994 where a monthly annuity is elected.

         2. If the Employee has less than thirty (30) years of Eligibility Service on his retirement date, his pension shall be the greatest of:

             (a) the amount determined pursuant to Subsection 4.A.1 based on his
                 Frozen Credited Service, reduced by 0.33% for each month by which his retirement date precedes his Normal Retirement Date;

             (b) the amount determined pursuant to Section 19 based on his
                 Frozen Credited Service; or

             (c) the amount determined pursuant to Subsection 4.A based on all of his Credited Service, reduced by 0.50% for each month by which his retirement date precedes his Normal Retirement Date.

             Subsection 10.M modifies the above reduction factors in the case of certain retirements after 1994 where a monthly annuity is elected.

B. If the Employee retired before January 1, 1995 and prior to the first day of the month following his 62nd birthday, he shall receive a monthly early retirement supplement of $10.00 multiplied by his Credited Service to his retirement date. This early retirement supplement shall be payable up to and including the month he attains age 62.

         Subsection 10.M extends this provision in the case of certain retirements after 1994 where a monthly annuity is elected. In the case of early retirement (or special retirement treated as an early retirement under Subsections 19.D and 19.E) prior to January 1, 1995 where the lump sum option of Subsection 10.C.5 is elected, this early retirement supplement will be included in such lump sum.

C. In no event shall the monthly pension computed pursuant to Subsection 5.A above be less than the monthly annuity payable as of the Employee's retirement date that is the actuarial equivalent of the Employee's contributions, With Interest. Such annuity equivalent and actuarial equivalence shall be computed based on the mortality table and interest rate assumptions provided under Subsection 10.J.

D. The monthly pension amount of an Employee who defers his elected retirement date beyond the first day of the month following the date he ceases to accrue Eligibility Service shall be calculated at his elected retirement date based on the Plan provisions which were in effect on the first day of the month following the date he ceased to accrue Eligibility Service.

E. In no event shall the monthly pension computed pursuant to Subsection 5.A above be less than the Career Accumulation amount determined pursuant to Subsection 4.A.1.(a) as of December 31, 1991.

                           SECTION 6 - VESTED PENSION

A. Any Vested Employee who terminates service with an Employer, Affiliated Entity, or Excluded Unit, for any reason, and is not eligible to receive a Normal, Early, or Special Retirement Pension shall, subject to Section 15, be entitled to receive a Vested Pension commencing on his Normal Retirement Date. Such pension shall be payable in the normal form described in Subsections 10.A and 10.B, whichever is applicable, unless he elects an optional form of payment as described in Subsection 10.C. The amount of the Vested Pension shall be determined in the same manner as the Normal Retirement Pension described in Section 4 and shall be based on the terms of the Plan in effect on the date the Employee ceases to accrue Eligibility Service under the Plan. For the purpose of determining any amounts pursuant to Subsection 4.A.2, the Employee shall be considered retired on the date he ceases to accrue Eligibility Service under the Plan.

B. A Vested Employee who is eligible to receive a Vested Pension may, subject to Section 15, elect to have his Vested Pension begin as early as the first of the month following his 60th birthday if he has 10 or more years of Eligibility Service. If a Vested Employee has 30 or more years of Eligibility Service, he may, subject to Section 15, elect to have his Vested Pension begin as early as the first of the month following his 58th birthday. In either case, the Vested Pension shall be reduced by 0.50% per month for each month that his elected pension starting date precedes his Normal Retirement Date.

C. A Vested Employee who terminates service with an Employer, Affiliated Entity, or Excluded Unit, for any reason, who is not eligible to receive a Normal, Early, or Special Retirement Pension, and who has not satisfied the age and service requirements for the commencement of his Vested Pension pursuant to Subsection 6.B above may, subject to Section 15, elect to receive a lump sum. Such lump sum shall be subject to the limitations of Subsection 10.C.5, computed in accordance with Subsections 10.I and 10.J, and subject to the election and spousal consent rules of Section 10. Upon reemployment, a Vested Employee who received a lump sum cashout of his entire interest in this Plan shall not be permitted to return the amounts received to the Plan. In such event, the benefits of the former Employee shall be determined without regard to service for which he received a lump sum, but his previous Eligibility Service shall be restored for determining such Employee's eligibility for benefits.

D. A Vested Employee who terminates service with an Employer, Affiliated Entity, or Excluded Unit, for any reason, who is not eligible to receive a Normal, Early or Special Retirement Pension, and who has not satisfied the age and service requirements for the commencement of his Vested Pension pursuant to Subsection 6.B above, may, subject to
         Section 15, elect to receive a reduced monthly pension as early as the first of the month following the date he ceases to accrue Eligibility Service under the Plan. Such a Vested Employee may elect either to receive his entire benefit, or his remaining benefit (if any) after election of a lump sum pursuant to Subsection 6.C above, in the form of a monthly pension. In either case, the monthly pension amount shall be the equivalent actuarial value of the pension (or remaining pension in the event a portion of the pension is paid in a lump sum) described in Subsection 6.A. The monthly pension shall be payable in the form described in Subsections 10.A or 10.B, whichever is applicable, unless the Employee elects an optional form of payment as described in Subsection 10.C. For purposes of this Subsection 6.D, equivalent actuarial value shall be based on the Vested Employee's age and using the actuarial assumptions specified in Subsection 10.J.

E. Notwithstanding any other provision of the Plan, if an Employee terminates service with an Employer, Affiliated Entity, or Excluded Unit and if both the lump sum value of an Employee's entire Vested Pension from the Plan calculated in accordance with Subsections 10.I and 10.J and the Employee's contributions, With Interest, are equal to or less than $5,000, then the greater of such lump sum amount or such contributions, With Interest, shall, subject to Section 15, be paid automatically to the Vested Employee and no further payments shall be due from the Plan.

                  SECTION 7 - REFUNDS OF EMPLOYEE CONTRIBUTIONS

A. If a Non-Vested Employee who has made contributions under the Plan terminates employment, there shall be payable to him an amount equal to the sum of his contributions, With Interest. Notwithstanding the foregoing, no refund shall be made to any Employee until such Employee ceases to accrue Eligibility Service under the Plan. If the amount payable to an Employee is $5,000 or more, the Employee must request payment in writing and must obtain the written consent of his spouse. Spousal consent must be witnessed by a notary public.

B. If the amount payable to a Non-Vested Employee under Subsection 7.A is greater than $5,000, the Non-Vested Employee may elect to receive a reduced monthly pension in lieu of a refund as early as the first of the month following the date he ceases to accrue Eligibility Service under the Plan. In that case, the monthly pension amount shall be the equivalent actuarial value of his contributions, With Interest. Such pension shall be payable in the form described in Subsections 10.A or 10.B, whichever is applicable, unless the Employee elects an optional form of payment as described in Subsection 10.C. For purposes of this Subsection 7.B, the equivalent actuarial value shall be based on the Employee's age, and the mortality table and interest rate assumptions provided under Subsection 10.J.

C. If a Non-Vested Employee who received a payment of his contributions, With Interest, under the Plan due to termination of employment is reemployed as an Employee or an employee of an Affiliated Entity or Excluded Unit, he may at any time within five years following his return to service as an Employee or an employee of an Affiliated Entity or Excluded Unit repay the total amount paid to him at the time his services were terminated and thereby have the pension restored which he had earned under the Plan up to the date his services were terminated. If he does not make such repayment, his pension for service prior to the date of his previous termination will be calculated as described in Subsection 4.A for an Employee who never elected to contribute under the Plan.

D. Subject to Subsection 10.O, if an Employee or a former Employee who has made contributions under the Plan dies before the date pension payments commence and he has no spouse, or his spouse is not entitled to a Surviving Spouse Benefit under Sections 8 or 9, there shall be payable to a Beneficiary named by the Employee an amount equal to his contributions, With Interest. If no valid Beneficiary designation is on file pursuant to Section 11, payment shall be made to the legal representative of the Employee or former Employee.

E. In no event shall payments made from the Plan be less than the Employee's contributions, With Interest.

F. If a Non-Vested Employee (i) terminates employment and receives a refund of his contributions to this Plan under this Section 7 or (ii) elects not to contribute to this Plan and terminates employment, he will be deemed to have received a total distribution of his accrued benefit under this Plan.

        SECTION 8 - SURVIVING SPOUSE BENEFIT FOR DEATH BEFORE RETIREMENT

A. If an Employee who is accruing Eligibility Service dies after (a) attaining age 50 and completing 15 years of Eligibility Service, (b) attaining age 60 and completing 10 years of Eligibility Service, or (c) completing 25 years of Eligibility Service, or if an Employee dies who on his date of death was eligible for an immediate pension pursuant to the provisions of the Plan, a benefit shall be paid to his Surviving Spouse. This Section 8 shall also apply to the Surviving Spouse of an Employee who continued in the employ of an Employer beyond his Normal Retirement Date. This Section 8 shall not apply to a terminated vested Employee who is entitled to receive a Vested Pension under Section 6. This Section 8 is subject to Subsection 10.O.

B. The benefit payable to the Surviving Spouse pursuant to this Section 8 shall be a monthly benefit payable for the life of the Surviving Spouse. Such benefit shall commence on the first of the second month following the month in which the Employee's death occurred. The first payment will include a benefit for both such second month and the first month following the month in which the Employee's death occurred.

C. The amount of the monthly benefit shall be the amount calculated below, reduced by a percentage determined in accordance with Subsection 10.D based on the difference between the Employee's age and the age of the Surviving Spouse on the first of the month following the month in which the Employee's death occurred, and then multiplied by 55%.

         1. If the Employee had less than 30 years of Eligibility Service on his date of death, the calculated amount shall be the greatest of.

                  (a) the amount determined pursuant to Subsection 4.A.1 based on his Frozen Credited Service, reduced by 0.33% for each month by which the first of the month following the month in which he died precedes his Normal Retirement Date (subject to a maximum reduction of 20%);

                  (b) the amount determined pursuant to Section 19 based on his Frozen Credited Service; or

                  (c) the amount determined pursuant to Subsection 4.A based on all of his Credited Service, reduced by 0.50% for each month by which the first of the month following the month in which he died precedes his Normal Retirement Date (subject to a maximum reduction of 42%).

                  Subsection 10.M modifies the above reduction factors in certain cases where the Surviving Spouse elects a monthly annuity.

         2. If the Employee had 30 or more years of Eligibility Service on his date of death, the calculated amount shall be the greater of:

                  (a) the greater of the amount determined pursuant to Subsection 4.A.1 or Section 10 based on his Frozen Credited Service; or

                  (b) the amount determined pursuant to Subsection 4.A based on all of his Credited Service-, reduced by 0.50% for each month by which the first of the month following the month in which he died precedes his Normal Retirement Date (subject to a maximum reduction of 42%).

                  Subsection 10.M modifies the above reduction factors in certain cases where the Surviving Spouse elects a monthly annuity.

D. The Beneficiary named by the Surviving Spouse shall be paid in a lump sum the greater of the following two amounts; provided, however, that if both such amounts are less than or equal to zero, no additional amount shall be paid:

         1. If the Surviving Spouse commences to receive a monthly Surviving Spouse Benefit pursuant to this Section 8 and such Surviving Spouse dies before a total of 60 monthly payments have been received, the balance of such 60 monthly payments.

         2. If a Surviving Spouse who is entitled to receive a Surviving Spouse Benefit pursuant to this Section 8 dies before receiving total payments, which are equal to or greater than the Employee's contributions, With Interest, the difference between such contributions, With Interest, and the amount previously received.

         If no valid Beneficiary designation is on file pursuant to Section 11, any amounts payable shall be paid to the legal representative of the Surviving Spouse.

E. In lieu of a monthly benefit payable as described in Subsection 8.B above, the Surviving Spouse may elect a lump sum. Such lump sum shall be subject to the limitations of Subsection 10.C.5 and computed in accordance with Subsections 10.I and 10.J.

        SECTION 9 - SURVIVING SPOUSE BENEFIT FOR CERTAIN VESTED EMPLOYEES

A. This Section 9 shall apply to the Surviving Spouse of any Vested Employee who dies, provided such Vested Employee ceased accruing Eligibility Service on or after January 1, 1976 and provided further that such Vested Employee neither:

         1. satisfies the requirements for the Surviving Spouse benefit described in Section 8, nor

         2. has commenced receiving a pension under this Plan at the time of his death.

B. The benefit payable to the Surviving Spouse pursuant to this Section 9 shall be a monthly benefit payable for the life of the Surviving Spouse. Such benefit shall commence on the first of the month following the month requested by the Surviving Spouse for the commencement of payments, but in no event later than the Vested Employee's Normal Retirement Date or earlier than the first of the month following the month in which the Vested Employee would have attained:

         1. age fifty eight 58, if he had thirty (30) or more years of Eligibility Service;

         2. age 60 if he had ten 10 or more but less than 30 years of Eligibility Service; or

         3. age 65 if he had less than 10 years of Eligibility Service.

         The first payment will include a benefit for both the month requested by the Surviving Spouse for the commencement of payments, and the following month during which the first payment is made.

C. The amount of the monthly benefit payable to the Surviving Spouse shall be the Vested Employee's Vested Pension, which shall be calculated in the same manner as the Normal Retirement Pension described in Section 4 based on the terms of the Plan in effect on the date the Employee ceases to accrue Eligibility Service, reduced by:

         1. 0.50% for each month that the starting date precedes the Vested Employee's Normal Retirement Date; and

         2. a percentage determined in accordance with Subsection 10.D based on the difference between what the Vested Employee's age would have been on the payment commencement date and the Surviving Spouse's age on that date;

         and then multiplied by 55%.


D. In lieu of a monthly benefit pavable as described in Subsection 9.C above, the Surviving Spouse may elect a lump sum. Such lump sum shall be subject to the limitations of Subsection 10.C.5 and computed in accordance with Subsections 10.I and 10.J.

E. In the event that both the value of the monthly benefit described in Subsection 9.C above, computed in accordance with Subsections 10.I and 10.J, and the Vested Employee's contributions, With Interest, at the time of the Vested Employee's death are equal to or less than $5,000, the greater of such value or such contributions, With Interest, shall be paid to the Surviving Spouse in a lump sum in lieu of any monthly payments under the Plan.

F. In the event that either the value of the monthly benefit described in Subsection 9.C above, computed in accordance with Subsections 10.I and 10.J, or the Vested Employee's contributions, With Interest, at the time of the Vested Employee's death shall be greater than $5,000, the Surviving Spouse may elect, at any time prior to satisfying the requirements for commencement of a pension set forth in Subsection 9.B above, to receive a lump sum. Such lump sum shall be subject to the limitations of Subsection 10.C.5 and computed in accordance with Subsections 10.I and 10.J. Such lump sum shall be the greater of the value of the benefit described in Subsection 10.C.5 or the Vested Employee's contributions, With Interest, both determined as of the elected payment date. This Subsection 9.F shall not apply unless the Surviving Spouse is alive on such elected payment date.

G. A Surviving Spouse who has not yet satisfied the requirements for commencement of a pension set forth in Subsection 9.B above, may elect to receive a reduced monthly pension as of the first of any month. The Surviving Spouse may elect either to receive his entire benefit, or his remaining benefit (if any) after election of a lump sum pursuant to Subsection 9.F above, in the form of a monthly pension. In either case, the monthly pension amount shall be the equivalent actuarial value of his pension at his Normal Retirement Date determined in Subsection 9.C above (or the remainder). The monthly pension shall be payable on a life annuity basis. The equivalent actuarial value shall be determined using the assumptions described in Subsection 10.J, based on the Surviving Spouse's age.

H. If a Surviving Spouse who is entitled to receive a Surviving Spouse Benefit pursuant to this Section 9 dies before receiving total payments which are equal to or greater than the Vested Employee's contributions, With Interest, the difference between such contributions, With Interest, and the amount previously received, shall be paid in a lump sum to a Beneficiary named by the Surviving Spouse. If no valid Beneficiary designation is on file pursuant to Section 11, any amounts payable shall be paid to the legal representative of the Surviving Spouse.

                      SECTION 10 - FORM OF PENSION PAYMENTS

For purposes of this Section 10, the term Employee shall include a Vested Employee.

A. The normal form of pension payment (not including any early retirement supplements provided by this Plan) shall be a 55% spouse survivor annuity, which shall be a reduced amount payable monthly for the Employee's life with the provision that upon his death 55% of such reduced amount shall be paid for the life of his Surviving Spouse. The Administrator shall provide no less than 30 days and no more than 90 days prior to an Employee's retirement date, a written explanation, in non-technical language, of the financial effect of the normal form on his retirement income. In order for a married Employee to elect a form of payment other than a 55% spouse survivor annuity or a 100% spouse survivor annuity, such Employee must obtain the written consent of his spouse. Such consent must be witnessed by a notary public. Any consent of a spouse pursuant to this Subsection 10.A shall be effective only with respect to such spouse. Notwithstanding the foregoing, if an Employee establishes to the satisfaction of the Administrative Committee that a written consent cannot be obtained because the spouse cannot be located, or because of such other circumstances as may be permitted by law, spousal consent shall not be required. All benefit payments under this Section 10 shall commence on the first of the month following the Employee's retirement date, and, if an annuity payment option is chosen, the first payment will include a benefit for both such month and the month that includes the Employee's retirement date.

         Any consent (or establishment that consent is not required) necessary under this provision will be valid only with respect to such spouse, but may not be revoked by such spouse. A revocation of a prior waiver may be made by an Employee without the consent of the spouse at any time before the Employee's retirement date. The number of revocations by an Employee shall not be limited. Any new waiver or change of Beneficiary will require a new spousal consent.

B. The normal form of pension payment (not including any early retirement supplements provided by this Plan) for an Employee who does not have a Surviving Spouse at retirement shall be a monthly income payable for his life.

C. Within 90 days prior to his retirement date, on a form prescribed by the Administrator, an Employee may elect one of the following forms of pension payment (not including any early retirement supplements provided by this Plan) in lieu of the normal form:

         1.       Life Annuity -- A monthly income payable for his life.

         2. 100% Spouse Survivor Annuity -- A reduced amount payable monthly for his life with the provision that upon his death the same amount shall be paid monthly for the life of his Surviving Spouse.

         3. 55% Joint & Survivor Annuity -- A reduced amount payable monthly for his life with the provision that upon his death an amount equal to 55% of such reduced amount shall be paid monthly for the life of his Joint Annuitant.

         4. 100% Joint & Survivor Annuity -- A reduced amount payable monthly for his life with the provision that upon his death the same amount shall be paid monthly for the life of his Joint Annuitant.

         5. Lump Sum -- A lump sum settlement of his frozen benefits determined under Subsections 10.I and 10.J below. This lump sum option is not available with respect to Credited Service or benefits accrued after December 31, 1994, except as provided in Subsection 10.I below.

D. A 55% spouse survivor annuity or a 55% joint & survivor annuity shall be the monthly pension determined under either Section 4 or Subsection 5.A, whichever applies, reduced by a percentage that is based on the relationship of the Employee's age to his Surviving Spouse's age or his Joint Annuitant's age, whichever is applicable. The age of each shall be determined as the age at the birthday nearest the date as of which payments commence. The percentage shall be 7 1/2% if the Employee's age and his Surviving Spouse's or Joint Annuitant's age are the same. The percentage shall be decreased by 0.50% for each year up to 15 years by which the Surviving Spouse's age or the Joint Annuitant's age exceeds the Employee's age and shall be increased by 0.50% for each year by which the Surviving Spouse's age or the Joint Annuitant's age is less than the Employee's age.

E. A 100% spouse survivor annuity or a 100% joint & survivor annuity shall be the monthly pension determined under either Section 4 or Subsection 5.A, whichever applies, reduced by a percentage that is based on the relationship of the Employee's age to his Surviving Spouse's age or his Joint Annuitant's age, whichever is applicable. The age of each shall be determined as the age at the birthday nearest the date as of which payments commence. The percentage shall be 13 1/2% if the Employee's age and his Surviving Spouse's age or Joint Annuitant's age are the same. The percentage shall be decreased by 0.50% for each year up to 27 years by which the Surviving Spouse's age or the Joint Annuitant's age exceeds the Employee's age and shall be increased by 0.50% for each year by which the Surviving Spouse's age or the Joint Annuitant's age is less than the Employee's age.

F. An Employee who elects a 55% spouse survivor annuity, a 100% spouse survivor annuity, 55% joint & survivor annuity, or 100% joint & survivor annuity must furnish proof of the age of his Surviving Spouse or must designate a Joint Annuitant and furnish proof of the Joint Annuitant's age, whichever is applicable. Such information must be fumished to the Administrator at the time the election is made.

G. Subject to Subsection 10.O, if the Employee or the Joint Annuitant or the Surviving Spouse, whichever is applicable, dies before the Employee's retirement date after the Employee has elected a 55% or 100% spouse survivor annuity or a 55% or 100% joint & survivor annuity, the election is automatically canceled and, if applicable, the pension shall be paid in the appropriate normal form. If the Employee survives the Joint Annuitant or his Surviving Spouse, whichever is applicable, beyond his retirement date, no change shall be made in the Employee's pension after the death of the Joint Annuitant or the Surviving Spouse, whichever is applicable, except as provided in Subsection 10.H below.

H. If an Employee is receiving a 55% or 100% spouse survivor annuity or a 55% or 100% joint & survivor annuity and his Surviving Spouse or Joint Annuitant, whichever is applicable, predeceases him within 5 years of the Employee's retirement date, a portion of the reduction which was applied to the Employee's monthly pension at retirement because of the selection of the applicable annuity shall be restored effective the first of the month following the death of the Surviving Spouse or Joint Annuitant, whichever is applicable, in accordance with the following:


         Year since retirement              Portion of
         in which Surviving                 reduction
         Spouse or Joint Annuitant died     restored
         ------------------------------     --------
                  First                      100%
                  Second                      80%
                  Third                       60%
                  Fourth                      40%
                  Fifth                       20%


I. If an Employee or Surviving Spouse elects a lump sum in accordance with Subsection 10.C.5 above, the amount of such lump sum will be the amount described in Subsection 10.I.1 below, unless Subsection 10.I.2 applies and is elected.

         1. In the case of a normal retirement under Section 4, the lump sum will be the actuarial equivalent of the Employee's Frozen Normal Retirement Pension. In the case of an early retirement under Section 5, the lump sum will be the actuarial equivalent of his Frozen Early Retirement Pension. In the case of a terminated Vested Employee under Subsection 6.B, the lump sum will be the actuarial equivalent of the annuity payable at the requested commencement date with respect to the Employee's Frozen Normal Retirement Pension. In the case of a terminated Vested Employee under Subsection 6.C, the lump sum will be the actuarial equivalent of the deferred annuity payable at his Normal Retirement Date with respect to the Vested Employee's Frozen Normal Retirement Pension. In the case of a Surviving Spouse under Section 8, the lump sum will be the actuarial equivalent of the annuity payable with respect to the deceased Employee's Frozen Normal Retirement, Pension. In the case of a Surviving Spouse under Subsection 9.D, the lump sum will be the actuarial equivalent of the annuity payable at the requested commencement date with respect to the deceased Employee's Frozen Normal Retirement Pension. In the case of a Surviving Spouse under Subsection 9.E or 9.F, the lump sum will be the actuarial equivalent of the deferred annuity payable at the deceased Employee's Normal Retirement Date with respect to the deceased Employee's Frozen Normal Retirement Pension.

         2. Where an Employee elects a lump sum in accordance with Subsections 10.C.5 and 10.I.1 above, he may elect to receive the remainder of his benefit, if any, in accordance with the other provisions of this Section 10. The remainder of his benefit will be the monthly pension payable under the applicable section of this Plan in excess of the monthly pension converted to a lump sum. However, if the actuarial equivalent of such remainder benefit does not exceed $ 10,000, the Employee may elect to receive his entire accrued benefit, including benefits with respect to Credited Service after 1994, in a lump sum. This Subsection 10.I.2 shall also apply to a Surviving Spouse, except that a remainder benefit paid in the form of an annuity will be limited to the form of payment described in Section 8 or 9, whichever is applicable.

J. For purposes of Subsection 10.I above and such other provisions of the Plan that refer to this Subsection 10.J:

         For a distribution made on or after the Effective Date, actuarial equivalent is determined according to this Subsection 10.J based on (i) the Employee's (or Surviving Spouse's) age, (ii) the prevailing Intemal Revenue Commissioner's standard table (described in section 807(d)(5)(A) of the Code and without regard to any other subparagraph of section 807(d)(5) of the Code), used to determine reserves for group annuity contracts issued on the date equivalency is being determined and that is prescribed by the Commissioner in guidance published in the Internal Revenue Bulletin, and (iii) the rate of interest equal to the annual interest rate on 30-year Treasury securities as specified by the Commissioner for the second full month preceding the calendar month during which distribution is being made.

         If the benefit payable in a lump sum is not the Employee's (or Surviving Spouse's) entire vested accrued benefit, then the amount of the benefit payable in a lump sum shall be calculated by first determining the lump sum amount based on the entire vested accrued benefit using the above factors, and then prorating based on the portion of the annuity payable at the appropriate time as determined in Subsection 10.I.1 above that is eligible for payment in a lump sum.

         For purposes of this Subsection 10.J, a distribution is deemed to be made on the "annuity starting date" as defined in Internal Revenue Code section 417(f)(2)(A).

K. A "Distributee" may elect, at the time and in the manner prescribed by the Administrator, to have any portion of an "Eligible Rollover Distribution" paid directly to an "Eligible Retirement Plan" specified by the Distributee in a "Direct Rollover." For purposes of this section, the following definitions shall have the following meanings:

         1. "Distributee" means a person who is entitled to a distribution under the Plan and who is an Employee, a former Employee, an Employee's Surviving Spouse, a former Employee's Surviving Spouse, or an Employee's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in section 414(p) of the Internal Revenue Code;

         2. "Eligible Rollover Distribution" means any distribution of all or any portion of the balance to the credit of the Distributee, except that an Eligible Rollover Distribution does not include: (i) any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Distributee or the joint lives (or joint life expectancies) of the Distributee and the Distributee's designated Beneficiary, or for a specified period of ten years or more; (ii) any distribution to the extent such distribution is required under section 401(a)(9) of the Internal Revenue Code; and (iii) any portion of any distribution that is not includible in gross income;

         3. "Eligible Retirement Plan" means any of the following types of plans that accept the Distributee's eligible rollover distribution:

                  (i) an individual retirement account or individual retirement annuity described in section 408(a) or 408(b) of the Code, respectively;

                  (ii) a qualified trust described in section 401(a) of the Code;

                  (iii) an annuity contract described in section 403(b) of the Code; and

                  (iv) an eligible plan under Section 457(b) of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such plan from this Plan.

         4. "Direct Rollover" means a payment by the Plan to the Eligible Retirement Plan specified by the Distributee.

L. Except for monthly amounts payable pursuant to Subsections 6.C and 6.D and Section 9, an overall guarantee of at least 60 times the life annuity monthly pension amount (without regard to any early retirement supplements provided by this Plan) shall apply to monthly amounts payable from the Plan. This guarantee shall not apply to any monthly supplements which may be payable up to age 62 pursuant to any of the provisions of the Plan.

         1. If the Employee has elected to receive payment in the form of a life annuity and he dies after payments have begun but before 60 payments have been made, the balance of such 60 monthly payments shall be payable in a lump sum to the Beneficiary named by the Employee.

         2. If the Employee has elected to receive payment in the form of a 55% or 100% spouse survivor annuity or a 55% or 100% joint & survivor annuity and both the Emp!oyee and his Survivor Spouse or Joint Annuitant, whichever is applicable, die after payments have begun but before the guaranteed amount of 60 times the life annuity monthly pension amount has been received, the difference between the guaranteed amount and the amount received shall be payable in a lump sum to the Beneficiary of the Employee or his Surviving Spouse or Joint Annuitant, whoever is the last to die.

         The Beneficiary designation under this Subsection 10.L is subject to the provisions of Subsections 11.4 and 11.6 in the event that no Beneficiary designation has been made or the designation fails or lapses.

M. The following special rules shall apply to an Employee or Surviving Spouse who elects to receive his entire accrued benefit in the form of a monthly annuity under Subsections 10.C.1 through 10.C.4.

         1. If such an Employee (i) has Eligibility Service for periods prior to January 1, 1995 (not including Eligibility Service for periods prior to January 1, 1995 granted after December 31, 1994); (ii) has Eligibility Service after December 31, 1994; (iii) is eligible for Early Retirement in accordance with Subsection 2.C; and (iv) elects such an Early Retirement Pension; then:

                  (a) such Employee's early retirement monthly amount shall be calculated using the reduction factors of Subsections 5.A.1.(a), 5.A.2.(a), and 5.A.2.(b) as
                           if, solely for purposes of this Subsection 10.M, all of his Credited Service occurred prior to January 1, 1995, and by determining his benefit under the Flat Rate method using the formula described in Subsection 4.A.2.(b) rather than Section 19; and

                  (b) if the Employee has not yet attained age 62, he shall be entitled to an Early Retirement Supplement described in and payable in accordance with Subsection 5.B even though his retirement date is after December 31,1994.

         2. If such Surviving Spouse was married to a deceased Employee who (i) had Eligibility Service for periods prior to January 1, 1995 (not including Eligibility Service for periods prior to January 1, 1995 granted after December 31, 1994) and (ii) had Eligibility Service after December 31, 1994; and if such Surviving Spouse is eligible for a benefit under Section 8; then such Surviving Spouse's monthly amount shall be calculated using the reduction factors of Subsections 8.C.1.(a), 8.C.1.(c), and 8.C.2.(b), whichever applies, as if, solely for purposes of this Subsection 10.M, all of the deceased Employee's Credited Service occurred prior to January 1, 1995, and by determining his benefit under the Flat Rate method using the formula described in Subsection 4.A.2.(b) rather than Section 19.

N. Notwithstanding any other Plan provisions, an Employee who at the time of termination or retirement has a pension (including any early retirement supplements provided by this Plan) with an actuarially equivalent value, expressed as a lump sum, of less than or equal to $3,500 or, effective January 1, 2000, $5,000, shall, subject to Section 15, receive his entire benefit in the form of an immediate lump sum distribution. The amount of such lump sum shall be determined in accordance with Subsection 10.J above.

O. This Subsection 10.O shall apply only to Employees who attain age 65 prior to January 1, 1995. Notwithstanding Subsections 7.D, 8.A, and 10.G, if such an Employee who continues in the employ of an Employer beyond his Normal Retirement Date should die prior to retirement but after having elected a 100% spouse survivor Annuity, a 55% joint & survivor Annuity, or a 100% joint & survivor Annuity, a monthly amount shall be payable to his Joint Annuitant or to his Surviving Spouse, whichever is applicable, calculated in accordance with such election. Such monthly amount shall be determined as though the Employee had retired on the first of the month following the month in which his death occurred with such election in effect, but shall be based on Credited Service to his date of death. Payments to the Joint Annuitant or Surviving Spouse shall commence on the first of the second month following the Employee's date of death, and the first payment will include a benefit for both such second month and the first month following the month in which the Employee's death occurred. No benefit shall be paid under this Subsection 10.O unless, if applicable, the Employee's spouse consents to the designation of a Joint Annuitant other than the spouse and waives any death benefit otherwise provided under Sections 8 or 9, pursuant to the consent provisions of Subsections 10.A and 11.2.

                     SECTION 11 - DESIGNATION OF BENEFICIARY

Beneficiary means the person, persons or entity designated to receive any benefits under the Plan in the event of the death of an Employee, a Pensioner, a Surviving Spouse, or a Joint Annuitant, whichever is applicable.

1. Each Employee or Pensioner shall file with the Administrator a written designation of Beneficiary. Subject to obtaining spousal consent when required, a Beneficiary designation may be changed by the Employee or Pensioner at any time upon written notice to the Administrator.

2. The Beneficiary of a married Employee or Pensioner must be the Employee's or Pensioner's spouse unless the spouse has given written consent to the designation of some other person, persons or entity as Beneficiary. Such consent must be witnessed by a notary public. Notwithstanding the foregoing, if an Employee or Pensioner establishes to the satisfaction of the Administrator that a written consent cannot be obtained because the spouse cannot be located, or because of such other circumstances as may be permitted by law, spousal consent shall not be required.

3. An unmarried Employee or Pensioner may designate any person, persons or entity as Beneficiary without restriction. However, an unmarried Employee or Pensioner who later marries must at that time obtain spousal consent (as described in Subsection 11.2) in order for the Employee's or Pensioner's existing Beneficiary designation to remain valid. If a divorced Employee or Pensioner later remarries, the Employee or Pensioner must obtain the consent of the Employee's or Pensioner's new spouse to the Beneficiary designation, even if the Employee or Pensioner obtained the consent of the Employee's or Pensioner's former spouse to the Beneficiary designation.

4. Notwithstanding the fact that an Employee or Pensioner has obtained spousal consent to the designation of some other person, persons or entity as a Beneficiary, if the validly designated Beneficiary is not living at the time of such Employee's or Pensioner's death, the Surviving Spouse shall become the Beneficiary. If there is no Surviving Spouse, payment shall be made to the legal representative of the Employee or Pensioner.

5. No Beneficiary shall, prior to the death of the Employee or Pensioner, acquire any interest in the Plan or in the assets of the Trust.

6. A Surviving Spouse or a Joint Annuitant who is entitled to receive a benefit under the Plan as a result of the death of the Employee or Pensioner, shall designate a Beneficiary to receive any amounts which might become payable upon the death of such Surviving Spouse or Joint Annuitant. Absent such a designation, any amounts payable shall be paid to the legal representative of the Surviving Spouse or Joint Annuitant, whichever is applicable.

7. A valid Beneficiary designation under the Predecessor Plan of a WGSC Transferee (as defined in the Introduction to the Plan) who was eligible to participate in the Predecessor Plan prior to such individual's transfer to an Employer shall remain in effect under this Plan until changed by the WGSC Transferee.

                           SECTION 12 - ADMINISTRATION

A.       Company.

         The Company is the "plan sponsor" of the Plan, as described by section 3(16)(B) of ERISA, and is the "named fiduciary" of the Plan, within the meaning of section 402(a)(2) of ERISA. The Company has all responsibilities not otherwise delegated to the Administrative Committee, the Investment Committee, the Trustee, the Administrator, or the Investment Managers, including:

         1.       making contributions to the Plan;

         2. amending the Plan by written resolution of the Board as provided in Section 18; and

         3. appointing and dismissing, by written action of the Chief Executive Officer of the Company or the Board, members of the Administrative Committee and the Investment Committee.

B.       Administrative Committee.

         The Company, as the "named fiduciary" of the Plan within the meaning of section 402(a)(2) of ERISA, may appoint an Administrative Committee with respect to Plan administrative matters. Subject to the terms of the Plan, the Trust Agreement and applicable resolutions of the Board, the Administrative Committee, when duly constituted, shall have full and absolute discretion and authority to control and manage the operation and administration of the Plan, and to interpret and apply the terms of the Plan and the Trust Agreement. This full and absolute discretion and authority includes, but is not limited to, the power to:

         1. interpret, construe, and apply the provisions of the Plan and Trust Agreement, and any construction adopted by the Administrative Committee in good faith shall be final and binding;

         2. adopt Plan amendments that (a) are required by ERISA or other applicable law or regulation governing qualification of employee benefit plans, or are necessary for Plan administration, and which do not materially increase costs to the Plan or the Company or materially change participants' benefits under the Plan, (b) implement special rules in
                  Section 14 for acquisitions, sales, and other dispositions,
                  (c) revise the list of Employers in Appendix D, or (d) clarify ambiguous or unclear Plan provisions; provided that such amendments will be made in writing and will be made according to procedures established by the Administrative Committee, and

         3.       review appeals from the denial of benefits.

         The Administrative Committee may employ, appoint, and dismiss advisors as the Administrative Committee deems necessary to carry out the provisions of the Plan and the Trust Agreement, including attorneys, accountants, actuaries, clerks, or other agents, and may delegate any of their authority and duties to such persons.

C.       Investment Committee.

         The Company, as the "named fiduciary" of the Plan within the meaning of section 402(a)(2) of ERISA, may, in its discretion, appoint the Investment Committee with respect to Plan investments. Subject to the terms of the Plan, the Trust Agreement and applicable resolutions of the Board, the Investment Committee, when duly constituted, shall have full and absolute discretion and authority to:

         1.       establish the Plan's investment policy;

         2. appoint and dismiss Investment Managers (as described by section 3(38) of ERISA) and the Trustee;

         3. provide guidelines and directions to, and monitor the performance of, Investment Managers and the Trustee;

         4. establish the Plan's funding and actuarial policies and practices; and

         5.       manage the funding, cost, and financial aspects of the Plan.

         The Investment Committee may employ, appoint, and dismiss advisors as the Investment Committee deems necessary to carry out the provisions of the Plan and the Trust Agreement, including attorneys, accountants, actuaries, clerks, or other agents, and may delegate any of their authority and duties to such persons.

D.       Administrator.

         The Administrator is responsible for, and has authority to:

         1. adopt rules and procedures as necessary or appropriate for Plan administration and the processing of claims for benefits;

         2. make all initial determinations regarding claims or benefits, including authority to interpret and apply any applicable Plan provisions to the facts involved in each benefits claim, and provide notice described in Subsection 12.J to any claimant whose claim is denied;

         3. subject to guidelines provided by the Administrative Committee, direct the Trustee regarding: (a) payment of benefits to participants. and (b) payment of the reasonable and necessary expenses of the Plan from Plan assets;

         4. obtain fidelity bonds and fiduciary insurance coverage, in accordance with applicable provisions of ERISA; and

         5. comply with and monitor the Plan's continued compliance with all governmental laws and regulations relating to recordkeeping and reporting of participants' benefits, other notifications to participants, registration with the Internal Revenue Service, and reports to the Department of Labor.

E.       Trustee.

         The Trustee has exclusive responsibility for control and management of Plan assets, in accordance with the Trust Ageement. The Trustee is responsible for, and has authority to:

         1. invest, marage, and control Plan assets, subject to the direction of the Investment Committee and Investment Manager(s) appointed by the Investment Committee, or of the Company;

         2. maintain records and accounts of all contributions, receipts, investments, distributions, expenses, disbursements, and all other transactions; and

         3. prepare records, reports, statements, tax returns, and forms required to be furnished to participants or filed with the Secretary of Labor or Treasury, as required by the Trust Agreement, or the directions of the Administrative Committee or Administrator.

F.       Investment Managers.

         Investment Managers manage and invest Plan assets subject to the Plan, the Trust Agreement, and guidelines and directions provided by the Investment Committee or the Company.

G.       Allocation of Fiduciary Authority.

         The Company, other Employers, the Administrative Committee, the Investment Committee, the Administrator, the Trustee, and the Investment Manager(s) (collectively, the "Plan Fiduciaries") each have individual responsibility for the prudent execution of their responsibilities assigned under this Plan, and are not liable for acts or failures by another Fiduciary, unless the Plan provides for shared fiduciary responsibility. Plan Fiduciaries are obligated to discharge their duties with respect to the Plan solely and exclusively in the interest of Plan participants and their beneficiaries, and with the care, skill, prudence, and diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of like character and with like aims.

         Whenever the Plan or Trust Agreement requires one Fiduciary to provide information or direct the activities of another Fiduciary, the two may not be deemed to have shared Fiduciary responsibility. Instead, the Fiduciary giving directions or providing information is solely responsible for prudently directing or informing the other, and the Fiduciary receiving the direction or information is entitled to rely on that direction or information as proper under the Plan, the Trust Agreement, and applicable law.

         Any individual may serve in more than one capacity. For example, the same individual may serve on the Administrative Committee and on the Investment Committee, and as an agent of the Company or as the Administrator. However, no Plan Fiduciary who is employed by an Employer or an entity in the Controlled Group of an Employer may be compensated for services to the Plan from Plan assets.

H.       Indemnification of Fiduciaries.

         1. To the extent permitted by applicable law, the Board, the Administrative Committee, the Investment Committee, the Administrator, and any employee, officer, or director of the Employer or an Affiliated Entity to whom duties and responsibilities have been allocated or delegated under this Plan and Trust ("Covered Persons") shall be indemnified and saved harmless by the Plan and Trust from and against any and all claims of liability arising in connection with the exercise of the Covered Person's duties and responsibilities with respect to the P'ian and Trust by reason of any act or omission, including all expenses reasonably incurred in the defense of such act or omission, unless:

                  (a) it will be established by final judgment of a court of competent jurisdiction that such act or omission, including all expenses reasonably incurred in the defense of such act or omission, involved a violation of the duties imposed by Part 4 of Subtitle B of Title I of ERISA on the part of such Covered Person, or

                  (b) in the event of settlement or other disposition of such claim involving the Plan and Trust, it is determined by written opinion of independent counsel that such act or omission involved a violation of the duties imposed by Part 4 of Subtitle B of Title I of ERISA on the part of such Covered Person.

         2. To the extent permitted by applicable law, the Trust will pay expenses (including reasonable attorneys' fees and disbursements), judgments, fines, and amounts paid in settlement incurred by the Covered Person in connection with any of the proceedings described above, provided that

                  (a) the Covered Person will repay such advanced expenses to the Trust, plus reasonable interest, if it is established by a final judgment of a court of competent jurisdiction, or by written opinion of independent counsel under the circumstances described above, that the Covered Person violated duties under
                           Part 4 of Subtitle B of Title I of ERISA, and

                  (b) the Covered Person will make appropriate arrangements for repayment of advanced expenses.

                  Notwithstanding the foregoing, no such advanced expenses will be made in connection with any claim against a Covered Person that is made by the Plan, provided that upon final disposition of such claim, the expenses (including reasonable attorneys' fees and disbursements), judgments, fines, and amounts paid in settlement incurred by the Covered Person will be reimbursed by the Plan to the extent provided above.

I.       Claims for Benefits.

         Each person (including any Employee, former Employee, Joint Annuitant, Surviving Spouse, or other Plan Beneficiary) must file a claim with the Administrator for any benefit to which that person believes he is entitled under this Plan, in accordance with procedures established by the Administrator.

         Generally, the Administrator is required to decide each claim within 90 days of the date on which the claim is filed. If special circumstances require a longer period for adjudication, the Administrator must notify the claimant in writing of the reasons for an extension of time, and the date by which the Administrator will decide the claim, before the 90 day period expires. Extensions beyond 90 days after the expiration of the initial 90-day period are not permitted. If the Administrator does not notify the claimant of its decision to grant or deny a claim within the time specified by this section, the claim will be deemed to have been denied and the appeal procedure described in Subsection K below will become available to the claimant.

J. Notice of Denial of Claim for Benefits.

         If the Administrator denies a claim for benefits under the Plan, the claimant will receive a written notice that explains:

         1. the specific reason for the denial, including specific reference to pertinent Plan provisions on which the denial is based;

         2. any additional information or material necessary to perfect a claim, with an explanation of why such material is necessary, if any information would be helpful or appropriate to further consideration of the claim; and

         3. the steps to be taken if the claimant wishes to appeal, including the time available for appeal.

K.       Appeal of Denied Claims for Benefits.

         Claimants must submit a written request appealing the denial of a claim within 60 days after receipt of notice described by Subsection 12.J. Claimants may review all pertinent documents, and submit issues and comments in writing. The Administrative Committee (or its delegate) will provide a full and fair review of all appeals from denial of a claim for benefits, and their decision will be final and binding.

         The decision of the Administrative Committee (or its delegate) ordinarily will be given within 60 days after receipt of a written request for appeal, unless special circumstances require an extension (such as for a hearing). If an extension of time for appeal is necessary, the claimant will receive written notice of the extension before the 60-day period expires. The decision may not be delayed beyond 120 days after receipt of the written request for appeal. Notice of the decision on appeal will be provided in writing, and will explain the basis for the decision, including reference to applicable provisions of the Plan, in a manner calculated to be understood by the person who appealed the denial of a claim.

L.       Exhaustion of Remedies,

         No legal action for benefits under the Plan may be brought unless and until the following steps have occurred:

         1. the claimant has submitted a written application for benefits in accordance with Subsection 12.I;

         2. the claimant has been notified that the claim has been denied, as provided by Subsection 12.J;

         3. the claimant has filed a written request appealing the denial in accordance with Subsection 12.K; and

         4. the claimant has been notified in writing that the Administrative Committee (or its delegate) has denied the claimant's appeal, or the Administrative Committee has failed to act on the appeal within the time prescribed by Subsection 12.K.

                              SECTION 13 - FUNDING

A. The Company and any other Employers intend to fund this Plan by making such contributions to the Trustee or Trustees or by paying such premiums under any insured contract or contracts which, in addition to contributions made by Employees, wiII be sufficient to fund the benefits provided under this Plan, in accordance with accepted actuarial principles and the minimum funding standards of section 412 of the Internal Revenue Code.

B. If all or part of the Employers' contributions to the Plan are disallowed by the Internal Revenue Service under Section 404 of the Internal Revenue Code, the portion of the contributions to which that disallowance applies shall be returned to the Employers without interest, but reduced by any investment loss attributable to those contributions. The return shall be made within one year after the date of the disallowance of deduction. The Employers may also recover without interest the amount of contributions to the Plan made on account of a mistake of fact, reduced by any investment loss attributable to those contributions, if recovery is made within one year after the date of those contributions. Contributions under the Plan are conditioned upon the initial qualification of the Plan under section 401(a) of the Internal Revenue Code by the Internal Revenue Service, and the Employers may recover contributions made to the Plan, reduced by any investment loss attributable to those contributions, within one year after an adverse determination by the Internal Revenue Service, recover contributions made to the Plan, reduced by any investment loss attributable to those contributions, as described in section 403(c)(2)(B) of ERISA.

C. In determining whether or not the requirements of this Section 13 have been met, the assets of any trust fund established under this Plan shall be valued on a basis that takes into account fair market value as permitted by applicable regulations.

D. The Company and any other Employers, by payment of contributions to the Trustee or Trustees and/or insurance company or companies, shall be relieved of any further liability, and benefits shall be payable only from the trust fund or under the insured contract or both, provided, however, that any Trust Agreement and/or insurance contract under which such payments are made shall not be inconsistent with any provisions of this Plan.

E. The Company shall have the right to provide in any Trust Agreement that the funds of any trust may be invested in securities or other investments including, but not limited to common stock of any corporation, the common stock or any other securities or obligations of the Employer, and group or common trust funds, to the extent such investments are not inconsistent with the requirements of ERISA.

            SECTION 14 - ACQUISITIONS, SALES, AND OTHER DISPOSITIONS

A. In the event an Employer should acquire shares of stock or other assets and properties of any other company which has a pension plan, qualified under section 401(a) of the, Internal Revenue Code, in effect at the time of such acquisition, the Administrative Committee may in such manner and to such extent as it deems advisable grant benefits under this Plan, for service with such other company prior to the date of acquisition, based on the benefit formula of such company's pension plan.

B. In the event an Employer should acquire shares of stock or assets and properties of any other company which does not have a pension plan, qualified under section 401(a) of the Internal Revenue Code, in effect at the time of such acquisition, the Administrative Committee may in such manner, to such extent and for such purposes under this Plan as it deems advisable treat employment with such other company, either prior to acquisition by an Employer or thereafter, as Credited Service or Eligibility Service under this Plan.

C. In the event of the sale or other disposition of any subsidiary, division, department, or other identifiable group or unit of an Employer to an organization that has established a pension plan qualified under section 401(a) of the Internal Revenue Code, which plan provides for the extension of benefits to each Employee affected by such sale or other disposition based upon Credited Service under this Plan, the Administrative Committee may, for the purpose of funding such qualified pension plan, direct the segregation and transfer to the trust created by the acquiring organization an appropriate portion of the funds accumulated under this Plan, determined by the Administrative Committee in accordance with accepted actuarial principles and the requirements of section 414(l) of the Code.

D. In the event of the sale or other disposition of any subsidiary, division, department, or other identifiable group or unit of an Employer to an organization which agrees to adopt and continue this Plan with respect to Employees whose employment continues with the acquiring organization, the Administrative Committee may, for the purpose of funding this Plan as so adopted and continued, direct the segregation of an appropriate portion of the assets held in trust under this Plan, determined by the Administrative Committee in accordance with accepted actuarial principles and the requirements of section 414(l) of the Code, and the acquiring organization may be substituted as settler of the trust or trusts in which such portion of the assets is held.

E. In the event an Employee who becomes a participant in a pension plan of an acquiring organization pursuant to Subsection 14.C or 14.D should subsequently again become an Employee of an Employer after having become entitled to a vested pension under the pension plan of the acquiring organization, benefits payable under this Plan based on Credited Service prior to his reemployment shall be reduced by the vested pension payable from the pension plan of the acquiring organization attributable to the same period of Credited Service. All Credited Service accumulated under this Plan prior to his reemployment shall, however, be considered as Eligibility Service in determining eligibility for benefits under this Plan.

F.       Any provisions in this Plan to the contrary notwithstanding,

         1. In the event an Employee transfers directly to any other corporation or affiliate thereof in connection with the transfer to such other corporation of Company assets or of govemment-owned facilities maintained or operated under contract by an Employer, or who may be transferred by any such other corporation or affiliate thereof to another affiliate thereof subsequent to his transfer from an Employer, the Administrative Committee may, by regulations or otherwise and to the extent that it considers advisable, treat service with any such other corporations as service with an Employer for purposes of vesting and for determining eligibility for any pensions accrued to the date of such transfer or any other benefits under this Plan which are dependent on a service-eligibility requirement.

         2. In the case of an Employee who at any time shall be transferred directly to any other corporation but whose service with such corporation or affiliate thereof is considered by the Administrative Committee as service with an Employer for any purpose under this Plan, the commencement of pension or other payments under this Plan'to or on behalf of such an Employee shall not be made while the Employee is in the service of such corporations except as the Administrative Committee may provide otherwise and elections of options under this Plan by such an Employee and the time of commencement and manner of payment of pension and other payments under this Plan to or on behalf of such an Employee shall be as determined by the Administrative Committee.

                       SECTION 15 - TRANSFERRED EMPLOYEES

A. An Employee who transfers to an Employer from an Affiliated Entity or an Excluded Unit shall have Eligibility Service based on periods of employment with the Affiliated Entity or Excluded Unit from which he transferred included under this Plan taken into account in determining whether he has satisfied the eligibility requirements for any benefit under this Plan. Such Eligibility Service shall not be used in determining the amount of any benefit under this Plan.

B. An Employee who transfers from an Employer to an Affiliated Entity, an Excluded Unit, shall be eligible for benefits under this Plan as follows:

         1. Subject to Subsection 4.D and section 401(a)(14) of the Internal Revenue Code, the Employee shall not be eligible to receive any benefits under the Plan while employed by an Affiliated Entity, an Excluded Unit.

         2. As set forth in Subsection 1.12, Eligibility Service based on periods of employment with the Affiliated Entity, Excluded Unit to which he transferred shall be included under this Plan in determining whether such a transferred Employee has satisfied the eligibility requirements for a pension under the Plan. Such Eligibility Service shall not be used in determining the amount of any benefit under this Plan.

         3. Normal, Early, or Special Retirement Pensions shall be payable under this Plan if, at the time his employment with the Affiliated Entity, Excluded Unit ceases, he has satisfied the age, service and any other requirements of this Plan for such benefits. The amount of such Normal, Early, or Special Retirement Pension shall be determined as if such transferred Employee was at such time retiring under this Plan, receiving full credit under this Plan for (a) Credited Service accumulated to date of transfer, (b) any Employee contributions made under the Plan which have not been refunded, and (c) such earnings, wages or base salary in effect at the time the Employee terminates employment with the Affiliated Entity, Excluded Unit as are applicable under the terms of this Plan at the time of such determination of benefits.

         4. A transferred Employee who subsequently terminates his employment with the Affiliated Entity, Excluded Unit prior to satisfying the requirements for retirement but who is eligible for a Vested Pension under this Plan at the time of such termination shall have the amount of such Vested Pension based on the terms of this Plan in effect at the time of such separation, receiving full credit under this Plan for (a) Credited Service accumulated to date of transfer, (b) any Employee contributions made under the Plan which have not been refunded, and (c) such earnings, wages or base salary in effect at the time the Employee terminates employment with the Affiliated Entity, Excluded Unit as are applicable under the terms of this Plan at the time of such separation.

C. For the purposes of this Section 15, an Employee shall be deemed to be transferred if he:

         1. transfers directly from an Employer to an Affiliated Entity, Excluded Unit, or transfers directly from an Affiliated Entity, Excluded Unit to an Employer, or

         2. is employed at an Affiliated Entity, Excluded Unit after having terminated employment with an Employer or is employed by an Employer after having terminated employment with an Affiliated Entity, Excluded Unit.

              SECTION 16 - SUSPENSION OF BENEFITS AND REEMPLOYMENT

A. In the event a Pensioner is reemployed by an Employer or an entity in the Controlled Group of an Employer, his pension payments shall be suspended. In the event the benefits of a Pensioner should have been suspended but were not, the Plan shall offset future benefits to recoup the benefits that should have been suspended to the extent permitted under regulations issued by the Department of Labor.

         Notwithstanding the foregoing, there shall be no suspension of pension payments for a Pensioner who is reemployed if such suspension would be in violation of applicable Labor Regulations.

B. In those cases where a reemployed Pensioner continues to receive a pension after his Normal Retirement Date, not taking into account amounts that are paid to satisfy the requirements of section 401(a)(9) of the Internal Revenue Code and the Treasury regulations thereunder, further accruals of pension amounts for a Plan Year will be reduced (but not below zero) by the actuarial equivalent of the total Plan benefit distributions made to the Pensioner by the close of the Plan Year.

C. In those cases where the pension is suspended due to the reemployment of a Pensioner, the following shall apply:

         1. Credited Service and Eligibility Service shall include the respective periods of Credited Service and Eligibility Service accrued both prior to his earlier retirement and subsequent to his re-employment.

         2. If the Employee is reemployed for a period of at least six (6) consecutive months, his pension upon his subsequent retirement shall be based on the provisions of the Plan in effect at that time.

         3.       If the Employee is reemployed for a period of less than six
                  (6) consecutive months, his pension for the period prior to reemployment shall be based on the benefit formulas of the Plan which were in effect at his original retirement date, except as provided in Subsection 1.10.D.

         4. Upon his subsequent retirement, an Employee may elect a different form of payment, pursuant to Section 10, than he elected at his original retirement date.

         5. Should an Employee die while reemployed, his Surviving Spouse shall be eligible for the Surviving Spouse Benefits set forth in either Section 8 or Section 9, whichever is applicable, unless Subsection 10.O applies and has been elected.

         6. In determining any remaining payments due the Beneficiary of a Pensioner based on the 60 month guarantee described in Subsection 10.L of the Plan, all payments made on behalf of the Pensioner, both before and after his reemployment shall be considered.

D. In the event a former Employee is re-employed by an Employer after having retired and having received a lump sum pursuant to Subsection 10.C.5 that consists of the actuarial equivalent determined under Subsection 10.J of his entire accrued benefit, such former Employee shall be considered a new hire with respect to future pension accruals. For the purpose of determining such Employee's eligibility for benefits, however, his previous Eligibility Service shall be restored.

E. Subject to Subsection 4.D, in the event an Employee continues working past his Normal Retirement Date, the payment of his benefits shall be suspended and he shall be notified of such suspension in accordance with applicable Labor Regulations.

F. If an Employee or former Employee receives after December 31, 1994 a lump sum distribution that is less than the actuarial equivalent of his entire vested accrued benefit as of the date of such distribution, he may restore such distributed benefit upon reemployment by an Employer as provided below by repaying to the Plan the full amount of such distribution plus interest, compounded annually from the date of distribution to the date of repayment at the rate determined for purposes of section 411(c)(2)(C) of the Code. Such repayment must be made within five years from the date of reemployment. If repayment is available and made under this Subsection 16.F, then the Employee's or former Employee's accrued benefit with respect to the amount distributed will be restored, including all optional forms of benefits and subsidies with respect to the amount distributed that were available at the time of the distribution.

                           SECTION 17 - MISCELLANEOUS

A.       Nonalienation.

         No Plan benefit will be subject in any manner to anticipation, pledge, encumbrance, alienation, levy, or assignment, nor to seizure, attachment, or other legal process for the debts of any Employee, former Employee, or other Plan Beneficiary, except as otherwise provided in section 401(a)(13) of the Internal Revenue Code or pursuant to a qualified domestic relations order under section 414(p) of the Internal Revenue Code or a domestic relations order entered before January 1, 1985 that the Administrator treats as a qualified domestic relations order. For the purposes of computing benefits payable to an alternate payee under a qualified domestic relations order, the equivalent actuarial value of such benefits shall be computed as of the date on which benefits are first payable and shall be based on the mortality table and interest rate assumptions provided under Subsection 10.J.

B        Facility of Payment.

         If, in the opinion of the Administrative Committee, a person to whom a benefit is payable is unable to care for his affairs because of illness, accident, or any other reason, any payment due the person, unless prior claim therefor shall have been made by a duly qualified guardian or other duly appointed and qualified representative of such person, may be paid to some member of the person's family, or to some other party who, in the opinion of the Administrative Committee, has incurred expense for such person. Any such payment shall be a payment for the account of such person and shall be a complete discharge of liability under this Plan.

C.       Conditions of Employment not affected by Plan.

         Each Employer in adopting this Plan shall not be held to create or vest in any Employee or any other person any interest, pension or benefits other than the benefits specifically provided herein, or to confer upon any Employee the right to remain in the service of his Employer.

D.       Statements of Employee Contributions.

         Each Employee who has made contributions under the Plan and who has not had such contributions refunded to him shall upon written request be furnished a statement each year indicating his contributions for the preceding year, the aggregate of his contributions in this Plan at the end of the preceding year, and the aggregate of his contributions, With Interest, to the end of the preceding year. Each Employee who is or could become eligible for a pension under this Plan shall upon written request be furnished a statement each year unless the amount of pension he earned during such year is not determinable, indicating the amount of pension, if any, that he earned during the preceding year under
         Section 4 of this Plan, as well as the amount of accumulated monthly pension, if any, that he earned under Section 4 of this Plan to the end of the preceding year. The information described in this Subsection 17.D may be provided in a combined statement.

E.       Statements of Vested Benefits.

         Each Employee who is separated from employment and who, according to the Administrator's records, is a Vested Employee, shall be fumished a statement within the time limits required by law setting forth his pension benefits under Section 6 of this Plan.

F.       Payment of Expenses.

         Reasonable expenses of the Plan, including indemnification under Subsection 12.H, may be paid from Plan assets, unless paid by an Employer. Each Employer is entitled to reimbursement of direct expenses properly and actually incurred in providing services to the Plan, in accordance with applicable provisions of ERISA.

G.       Merger, Consolidation, or Spinoff.

         In the case of any merger or consolidation of this Plan with, or the transfer of assets or liabilities to, any other plan, the terms of the merger, transfer, or consolidation shall be such that each participant would (if this Plan then terminated) receive a benefit immediately after the merger, consolidation, or transfer which is equal to or greater than the benefit he would have been entitled to receive immediately before the merger, transfer, or consolidation (if this Plan had then terminated).

H.       Applicable Law.

         The Plan will be construed, interpreted, and enforced according to the laws of Pennsylvania, to the extent such laws are not inconsistent with and preempted by ERISA.

I.       Treatment of Military Service.

         Notwithstanding any provision of this Plan to the contrary, contributions, benefits and service credit with respect to qualified military service will be provided in accordance with section 414(u) of the Code.

J.       Actuarial Equivalence.

         If the meaning of "actuarial equivalent" is not otherwise specified with respect to any provision of this Plan, it shall mean an amount determined by applying a seven percent interest rate and the GAM 1983 mortality table.

                     SECTION 18 - AMENDMENT AND TERMINATION

A. While the Company expects and intends to continue the Plan indefinitely, it reserves the right, acting by written resolution of the Board (or its duly authorized delegates), at any time and from time to time, to amend, in whole or in part, any or all of the provisions of the Plan, to discontinue contributions to the Plan, or to terminate the Plan. The Administrative Committee (or its duly authorized delegate) may also adopt certain Plan amendments in accordance with Subsection 12.B.2. Notwithstanding the above, no part of the assets of the Plan shall, by reason of any amendment, discontinuance, or termination, be used for or diverted to purposes other than for the exclusive benefit of the participants and their beneficiaries under the Plan, unless and until all liabilities of the Plan have been satisfied, in which case any remaining assets may revert to the Company. In addition, (i) no amendment, discontinuance, or termination shall eliminate or reduce benefits that have already accrued that are protected under section 411(d)(6) of the Code, and (ii) if the vesting schedule of the Plan is amended, in the case of an Employee who is a participant as of the later of the date such amendment is adopted or the date it becomes effective, the nonforfeitable percentage (determined as of such date) of such Employee's benefit will not be less than the percentage computed under the Plan without regard to such amendment.

B. If the Plan is terminated, or partially terminated, the rights of affected participants to benefits accrued under the Plan shall be nonforfeitable to the extent funded. The funds held by the Trustee or Trustees and/or insurance company or companies shall be applied to provide pensions for participants and beneficiaries, in the following order of priority:

         1. First, to that portion of each individual's accrued benefit which is derived from the participant's contributions.

         2. Second, in the case of benefits payable under this Plan as an annuity --

                  (a) in the case of the benefit of a participant or Beneficiary who was receiving a benefit as of the beginning of the 3 year period ending on the termination date of this Plan, to each such benefit, based on the provisions of this Plan (as in effect during the 5 year period ending on such date) under which such benefit would be the least,

                  (b) in the case of the benefit of a participant or Beneficiary (other than a benefit described in Subsection 18.B.2(a) above) which would have at any time, been paid as of the beginning of such 3 year period if the participant had retired prior to the beginning of such 3 year period and if his benefits had commenced (in the normal form of distribution) as of the beginning of such period, to each such benefit based on the provisions of this Plan (as in effect during the 5 year period ending on such date) under which such benefit would be the least.

         3. Third, to all other benefits under this Plan guaranteed under Title IV of ERISA, as provided in section 4044(a)(4) thereof

         4. Fourth, to all other non-for-feltable benefits under this Plan.

         5. Fifth, to all other benefits under this Plan.

         The amounts allocated with respect to any benefit under any paragraph above shall be properly adjusted for any allocation of assets with respect to that benefit under a prior paragraph.

         If the assets available for allocation under any paragraph of this Subsection 18.B are insufficient to satisfy in full the benefits of all individuals entitled thereto, the assets shall be allocated as provided in section 4044 of ERISA and any regulations issued thereunder.

C. In the event the Plan terminates, the benefit of any Highly Compensated Employee is limited to a benefit that is nondiscriminatory under Internal Revenue Code section 401(a)(4). For Plan Years beginning after December 3l,1993, benefits distributed to any of the 25 most Highly Compensated Employees are restricted such that the annual pension payments are no greater than an amount equal to the payment that would be made on behalf of the Pensioner under a single life annuity that is the actuanal equivalent of the sum of the Pensioner's accnied benefit and the Pensioner's other benefits under the Plan. The preceding sentence shall not apply if: (1) after payment of the benefit to a Pensioner described in the preceding sentence, the value of Plan assets equals or exceeds 110% of the value of current Plan liabilities, as defined in Internal Revenue Code section 412(l)(7); or (2) the value of the benefits for a Pensioner so described is less than 1% of the value of current Plan liabilities.

D. If the Plan's vesting schedule is amended, or the Plan is amended in any way that directly or indirectly affects the computation of the nonforfeltable percentage of a participant's benefits, or if the Plan is deemed amended by an automatic change to or from a top-heavy vesting schedule, each participant with at least three years of Eligibility Service may elect, within a reasonable period after the adoption of the amendment or change, to have the non-for-feltable percentage computed without regard to such amendment or chance.

                     SECTION 19 - FLAT RATE METHOD FOR 1994

A. The accumulated pension under the Flat Rate method for Employees who retire during the calendar year 1994 shall be the sum of 1. and 2. below.

         1. If the Employee elected to make contributions when he was first eligible to do so, his Flat Rate method monthly pension amount for all Credited Service accumulated prior to the first date such an election could have been effective, and his Flat Rate method monthly pension amount for any period of Credited Service during which he elected to contribute, shall be based on the Final Average Compensation Schedule in Subsection B below.

         2. If the Employee elected not to make contributions when he was first eligible to do so, his Flat Rate method monthly pension amount for all Credited Service accumulated prior to the first date such an election could have been effective, and his Flat Rate method monthly pension amount for any period of Credited Service during which he elected not to contribute, shall be equal to the product of $13.00 times the applicable years of Credited Service.

B.       Final Average Compensation Schedule



         Final Average        Monthly Pension for Each
         Compensation         Year of Credited Service
         ------------         ------------------------
         Over       Up to
         ----       -----
                   $27,750           $23.50
          $27,750   28,050            23.75
           28,050   28,350            24.00
           28,350   28,650            24.25
           28,650   28,950            24.50
           28,950   29,250            24.75
           29,250   29,550            25.00
           29,550   29,850            25.25
           29,850   30,150            25.50
           30,150   30,450            25.75
           30,450   30,750            26.00
           30,750   31,050            26.25
           31,050   31,350            26.50
           31,350   31,650            26.75
           31,650   31,950            27.00
           31,950   32,250            27.25
           32,250   32,550            27.50
           32,550   32,850            27.75
           32,850   33,150            28.00
           33,150   33,450            28.25
           33,450   33,750            28.50
           33,750   34,050            28.75
           34,050                     29.00


         For the purposes of the above schedule, an Employee's Final Average Compensation shall be the average of his Compensation for the three (3) calendar years in which such Compensation was highest during the last ten (10) calendar years immediately preceding the last year in which he accrued Eligibility Service.

C. For purposes of this Section 19, "Compensation" means Compensation as defined in Section 1.8 except that in no event shall the Compensation used for determining Final Average Compensation for any calendar year be less than the following:

         1. For a Salaried Employee, the base salary rate on December 1 of the preceding year plus any cost-of-living adjustments made in the Employee's base salary rate up through the January next following such December 1, multiplied by 52, if the Employee is paid weekly, or multiplied by 12, if the Employee is paid monthly; or

         2. For an Hourly-Paid Employee, the average earned rate for the calendar quarter ending September 30 of the preceding year plus any cost-of-living adjustments made in the Employee's pay rate up through the January next following such September 30, multiplied by 2080.

         For any calendar year in which a Salaried Employee did not have a base salary rate on December 1, the last base salary rate in effect prior to such December 1 shall be used for that year provided, however, that if the Employee accrued Eligibility Service in such year, the base salary rate so used shall be increased to include any general or cost-of-living increases granted up to the earlier of the end of the January next following such December 1 or the date on which the Employee ceased to accrue Eligibility Service.

         For any calendar year in which an Hourly-Paid Employee did not have an average earned rate for the calendar quarter ending September 30, the last calendar quarter preceding such quarter for which an average earned rate was determined shall be used for that year provided, however, that if the Employee accrued Eligibility Service in such year, such average earned rate so used shall be increased to include any general or cost-of-living increases granted up to the earlier of the end of the January next following such third calendar quarter or the date on which the Employee ceased to accrue Eligibility Service.

IN WITNESS WHEREOF, the Company has caused this instrument to be executed by its authorized officer to be effective as of the 29th day of October, 2002.





CURTISS-WRIGHT CORPORATION

By:__________________________________

                        APPENDIX A - TOP HEAVY PROVISIONS

The following special provisions shall apply to determine if the Plan is a Top Heavy Plan as to any Employer that has adopted this Plan, in accordance with section 416 of the Code and any special rule that will apply based on such status. In the event that the provisions contained in this Appendix A are inconsistent with the terms contained in the remainder of the Plan as adopted by such Employer then, for the Employees employed by such Employer, the provisions contained in this Appendix A shall take precedence.

1.       Definitions.

         A. "Applicable Determination Date" means the last day of the later of the first Plan Year or the preceding Plan Year.

         B. "Top-Heavy Ratio" means the ratio of (A) the present value of the cumulative accrued benefits under the Plan for key employees to (B) the present value of the cumulative accrued benefits under the Plan for all key employees and non-key employees; provided, however, that if an individual has not performed services for the Employer at any time during the one-year period ending on the applicable determination date, any accrued benefit for such individual (and the account of such individual) shall not be taken into account; and provided further, that the present values of accrued benefits under the Plan for an employee as of the applicable determination date shall be increased by the distributions made with respect to the employee under the Plan and any plan aggregated with the Plan under section 416(g)(2) of the Code during the 1-year period (5-year period in the case of a distribution made for a reason other than separation from service, death, or disability) ending on the applicable determination date and any distributions made with respect to the employee under a terminated plan which, had it not been terminated, would have been in the required aggregation group.

         C. "Applicable Valuation Date" means the date within the preceding Plan Year as of which annual Plan costs are or would be computed for minimum funding purposes.

         D. "Key Employee" means any employee or former employee (including any deceased employee) who at any time during the Plan Year that includes the Applicable Determination Date was an officer of an Employer or an Affiliated Entity having remuneration greater than $130,000 (as adjusted under section 416(i)(1) of the Code for Plan Years beginning after December 31, 2002), a 5% owner (as defined in section 416(i)(1)(B)(i) of the Code) of an Employer or an Affiliated Entity, or a 1% owner (as defined in Section 416(i)(1)(B)(ii) of the Code) of an Employer or an Affiliated Entity) having remuneration greater than $150,000. The determination of who is a Key Employee shall be made in accordance with section 416(i) of the Code and the applicable regulations and other guidance of general applicability issued thereunder.

         E. "Non-Key Employee" means any employee who is not a key employee.

         F. "Average Remuneration" means the average annual remuneration of a Member for the five consecutive years of his Eligibility Service after December 31, 1983 during which he received the greatest aggregate remuneration, as limited by section 401(a)(17) of the Code, from the Employer or an Affiliated Entity, excluding any remuneration for service after the last Plan Year with respect to which the Plan is Top-Heavy.

         G. "Required Aggregation Group" means each other qualified plan of the Employer or an Affiliated Entity (including plans that terminated within the 5-year period ending on the Applicable Determination Date) in which there are members who are key employees or which enables the Plan to meet the requirements of section 401(a)(4) or 410 of the Code.

         H. "Permissive Aggregation Group" means each plan in the required aggregation group and any other qualified plan(s) of the Employer or an Affiliated Employer in which all members are Non-Key Employees, if the resulting aggregation group continues to meet the requirements of Sections 401(a)(4) and 410 of the Code.

2.       Determination of Top-Heavy Status.

         For purposes of this Appendix A, the Plan shall be "Top-Heavy" with respect to any Plan Year if as of the Applicable Determination Date the Top-Heavy Ratio exceeds 60%. The Top-Heavy Ratio shall be determined as of the Applicable Valuation Date in accordance with section 416(g)(3),(4)(B) of the Code on the basis of the 1983 GAM Mortality Table and an interest rate of 7% per year compounded annually. For purposes of determining whether the Plan is Top-Heavy, the present value of accrued benefits under the Plan will be combined with the present value of accrued benefits or account balances under each other plan in the Required Aggregation Group, and, in the Employer's discretion, may be combined with the present value of accrued benefits or account balances under any other qualified plan(s) in the Permissive Aggregation Group. The accrued benefit of a Non-Key employee under the Plan or any other defined benefit plan in the aggregation group shall be determined (i) under the method, if any, that uniformly applies for accrual purposes under all plans maintained by the Employer or an Affiliated Entity, or (ii) if there is no such method, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional rule described in section 411(b)(1)(C) of the Code.

3.       Special Top-Heavy Provisions.

         The following provisions shall be applicable to Members for any Plan Year with respect to which the Plan is Top-Heavy:

         A. In lieu of the vesting requirements specified in Subsection 1.40, any Employee who has completed 3 years of Eligibility Service shall be fully vested in, and have a nonforfeitable right to, his accrued benefit determined in accordance with the provisions of Section 4 and paragraph 3.B below.

         B. The accrued benefit of an Employee who is a Non-Key Employee shall not be less than 2% of his Average Remuneration multiplied by the number of years of his Eligibility Service, not in excess of 10, during the Plan Years for which the

                  Plan is Top-Heavy. For purposes of the preceding sentence, years of Eligibility Service shall be disregarded to the extent that such years of Eligibility Service occur during a Plan Year when the Plan benefits (within the meaning of section 410(b) of the Code) no Key Employee or former Key Employee. That minimum benefit shall be payable at a Employee's Normal Retirement Date. If payments commence at a time other than the Employee's Normal Retirement Date, the minimum accrued benefit shall be the actuarial equivalent of that minimum benefit.

         C. If the Plan is Top-Heavy with respect to a Plan Year and ceases to be Top-Heavy for a subsequent Plan Year, the following provisions shall be applicable:

                  (i) The accrued benefit in any such subsequent Plan Year shall not be less than the minimum accrued benefit provided in paragraph C.3 above, computed as of the end of the most recent Plan Year for which the Plan was top-heavy.

                  (ii) If an Employee has completed three years of Eligibility Service on or before the last day of the most recent Plan Year for which the Plan was Top-Heavy, the vesting provision set forth in paragraph 3.A above shall continue to be applicable.

                      APPENDIX B - SECTION 415 LIMITATIONS

In the event the provisions contained in this Appendix B are inconsistent with the terms contained in the remainder of the Plan, the provisions of this Appendix B shall take precedence.

1. Subject to the following provisions of this Appendix B and to the limitations set forth in section 415 of the Code and any regulations or rulings thereunder, and notwithstanding any provision of the Plan to the contrary, the maximum annual pension payable to an Employee under the Plan in the form of a single life annuity, when added to any pension attributable to contributions of the Employer or an Affiliated Entity provided to the Employee under any other qualified defined benefit plan, shall be equal to the lesser of:

         (i) the dollar limitation described in Section 415(b)(1)(A) of the Code, as in effect for such Limitation Year, taking account any adjustments made pursuant to Section 415(d)(1)(A) of the Code, or

         (ii) the Participant's average annual remuneration during the 3 consecutive calendar years of his service with the Employer or Affiliated Entity affording the highest such average, or during all of the years of such service if less than 3 years.

         For purposes of this Appendix B, the Limitation Year shall be the Plan Year. An Employee shall satisfy the limitation of this subsection if his annual pension under this Plan is $10,000 or less, and the Employee has not participated at any time in any defined contribution plan the Employer has maintained.

         The term "remuneration" with respect to any Employee shall mean the his wages, salaries, and other amounts paid in respect of such Employee by the Employer or an Affiliated Entity for personal services actually rendered and shall include, but not by way of limitation, bonuses, overtime payments, and commissions and shall exclude deferred compensation, stock options, and other distributions which receive special tax benefits under the Code. Remuneration shall also include
         (i) any elective deferral, as defined in Section 402(g) of the Code and
         (ii) any amount contributed by the Employer at the election of the Employee that is not includible in the gross income of the employee by reason of Sections 125, 132(f), or 457 of the Code.

2. Payments commencing prior to Age 62:

         There shall be no adjustment to the applicable dollar limitation if the pension commences at or after the Employee's attainment of age 62, but if the pension begins before the Participant's 62nd birthday, the Administrator shall adjust the applicable dollar limitation as determined under Appendix B.1 to the actuarial equivalent of the maximum benefit payable at age 62.

         To determine the Actuarial Equivalent under this subsection, the Administrator shall use an interest rate assumption equal to the greater of 5% or the rate specified in Subsection 17.J.

3.       Payments commencing after Age 65:

         In the event an Employee's benefit commences after his attainment of age 65, the Administrator shall adjust the applicable dollar limitation as determined under Appendix B.1 to the actuarial equivalent of an annual benefit equal to such dollar limitation commencing at such Employee's attainment of age 65. To determine the actuarial equivalent under this subsection, the Administrator shall use an interest rate assumption equal to the lesser of 5% or the rate specified in Subsection 17.J.

4. In the case of an Employee whose benefits have not yet commenced, the benefit payable to a employee's spouse under a qualified joint and survivor annuity or under a qualified preretirement survivor annuity shall be subject to the dollar limitation which would apply if the benefits were payable to the employee in the form of a life annuity. The amount of the benefit payable to the spouse, and which is subject to the preceding sentence, shall be computed from the Employee's before application of this subsection.

5. If an Employee's is payable neither as a life annuity nor as a qualified joint and survivor annuity with the Employee's spouse as beneficiary, the maximum limitation shall be the actuarial equivalent of the maximum limitation otherwise applicable. The actuarial equivalent for purposes of this subsection shall be determined in accordance with section 415(b) of the Code and the regulations or rulings issued thereunder and using the Plan's early retirement, late retirement or optional benefit factors as appropriate, or, if less, using factors calculated from the mortality table specified in Subsection 10.J, if applicable, and (i) with respect to an adjustment for certain forms of benefit under Section 415(b)(2)(B) of the Code, the interest rate specified in Subsection 10.J, if the pension is subject to the provisions of Section 417(e)(3) of the Code or 5% otherwise; and (ii) with respect to any other adjustment for commencement of benefits before age 62 or after age 65, required under Code section 415(b)(2)(C) or (D), an interest rate of 5%.

6. The maximum annual pension described in Appendix B.1 shall be applied to an Employee who has completed at least 10 years of Eligibility Service, for purposes of the 100% of average annual remuneration limitation and the $10,000 special limitation, and who has completed at least 10 Years of Credited Service, for purposes of the dollar amount limitation. If a Employee has completed less than 10 years of Eligibility Service at the time benefits commence, the Administrator shall multiply the Employee's 100% average annual remuneration limitation and the $10,000 special limitation by a fraction, the numerator of which is the number of years of Eligibility Service (including fractional years) and the denominator of which is 10. If an Employee has less than ten 10 years of Credited Service at the time his benefits commence, the Administrator shall multiply the Employee's dollar amount limitation by a fraction, the numerator of which is the number of years of Credited Service (including fractional years) and the denominator of which is 10. In no event will the reductions described in this subsection reduce an Employee's maximum annual pension to less than 10% of the maximum annual pension determined without regard to the reductions. To the extent required by the Income Tax Regulations, the Administrator shall apply the reductions of this paragraph separately to each change in the benefit structure of the Plan.

7. Pursuant to section 1.415-3(d)(1) of the Income Tax Regulations, Employee contributions are considered a separate defined contribution plan maintained by the Employer that is subject to the limitations on contributions and other additions described in section 1.415-6 of the Income Tax Regulations. In the event these limitations are exceeded, any required return of excess amounts shall be made from this Plan only after such return is made from any other defined contribution plan of the Employer or Employer's Controlled Group.

                        APPENDIX C - HISTORICAL FORMULAS

The purpose of this Appendix C is to provide a brief outline of how monthly pension amounts were accrued through December 31, 1993 under the Predecessor Plan (and those plans, including the GESCO Plan, from which the Predecessor Plan received a transfer of assets and liabilities). More specific details for any particular year can be found in the Plan document, which was in effect at that time.

Prior to January 1, 1992, the Plan consisted of a Basic Portion and a Supplemental Portion. All Employees earned benefits under the Basic Portion. Only Employees who were hired before January 1, 1980 and who became Salaried Employees by August 1, 1985 were eligible to participate in the Supplemental Portion (hereinafter referred to as Pre-1980 Salaried Employees).

Under the Basic Portion of the Plan, monthly pension amounts were determined using two different methods -- the Career Accumulafion method and the Final Average Compensation Method. An Employee's accrued pension under the Basic Portion was the larger of these two amounts. Any pension accrued under the Supplemental Portion of the Plan was then added to this amount to arrive at an Employee's total monthly accrued pension.

When the Plan was restructured effective January 1, 1992, the benefits earned as of December 31, 1991 under the Basic and Supplemental Portions were combined to form a new Career Accumulation base. This Appendix C includes the tables and formulas that were used to determine accrued pension amounts under the Basic and Supplemental Portions of the Plan through December 31, 1991. Also included are the Career Accumulation formulas and the FAC formulas for the period January 1, 1992 through December 31, 1993.

A.       Basic Portion -- Career Accumulation Method

         An Employee's accrued pension under this method is the sum of amounts from A.1 through A.11 below, where applicable.

         Monthly Pensions for Calendar Years Through 12/31/82
         ----------------------------------------------------

         An Employee's position on all of the tables shown in A.3 through A.7 below for any calendar year was determined by the third quarter average earned rate from the previous year for Hourly-Paid Employees and by the December 1 rate of pay from the previous year for Salaried Employees.



                                            Hourly              Weekly            Monthly        Monthly
                  Years                     Rate                Rate              Rate           Pension
                  -----                     ---------         ---------         --------         -------


         A.1      Prior to 1967             All                  All              All            $ 6.00

         A.2      1967 through 1971         All                  All              All            $ 8.00

         A.3      1972                      Up to $4.50          Up to $180       Up to $783     $ 8.00

                                         $4.50 & over      $180 & over       $783 & over         8.50

         A.4      1973,1974,1975         Up to $4.50       Up to $180        Up to $783        $ 8.00
                                         $4.50 to 4.75     $180 to $190      $783 to $826        8.50
                                          4.75 to 5.00      190 to  200       826 to  870        9.00
                                          5.00 to 5.25      200 to  210       870 to  913        9.50
                                          5.25 & over       210 & over        913 & over        10.00

         A.5      1976,1977,1978         Up to $4.50       Up to $180        Up to $783        $ 8.00
                                         $4.50 to 4.75     $180 to 190       $783 to 826         8.50
                                          4.75 to 5.00      190 to 200        826 to 870         9.00
                                          5.00 to 5.25      200 to 210        870 to 913         9.50
                                          5.25 to 5.50      210 to 220        913 to 957        10.00
                                          5.50 to 5.75      220 to 230        957 to 1000       10.50
                                          5.75 to 6.00      230 to 240       1000 to 1044       11.00
                                          6.00 to 6.25      240 to 250       1044 to 1087       11.50
                                          6.25 & over       250 & over       1087 & over        12.00

         A.6      1979                   Up to $4.50       Up to $180        Up to $783        $ 8.00
                                         $4.50 to 4.75     $180 to 190       $783 to 826         8.50
                                          4.75 to 5.00      190 to 200        826 to 870         9.00
                                          5.00 to 5.25      200 to 210        870 to 913         9.50
                                          5.25 to 5.50      210 to 220        913 to 957        10.00
                                          5.50 to 5.75      220 to 230        957 to 1000       10.50
                                          5.75 to 6.00      230 to 240       1000 to 1044       11.00
                                          6.00 to 6.25      240 to 250       1044 to 1087       11.50
                                          6.25 to 6.50      250 to 260       1087 to 1131       12.00
                                          6.50 to 6.75      260 to 270       1131 to 1174       12.50
                                          6.75 to 7.00      270 to 280       1174 to 1218       13.00
                                          7.00 to 7.25      280 to 290       1218 to 1261       13.50
                                          7.25 & over       290 & over       1261 & over        14.00


         A.7 Prior to 1980, the Basic Portion was noncontributory for all Employees. For the period from January 1, 1980 through December 31, 1982, all nonrepresented Employees and some represented Employees had an option to contribute under the Basic Portion. Certain other represented Employees did not have the option to contribute.

                  For the years 1980, 1981 and 1982, the table shown above in paragraph A.6 for the year 1979 remained in effect both for those who did not have an option to contribute and for those who were hired prior to January 1, 1980 who had an option to contribute but who chose not to do so. Those who were hired between January 1, 1980 and December 31, 1982 who had an option to contribute but chose not to do so did not accrue any benefits.

                  For those who were hired Prior to January 1, 1980 who elected to contribute, the following table applied for the years 1980, 1981 and 1982:

                                            Hourly            Weekly            Monthly          Monthly
                                            Rate              Rate              Rate             Pension
                                            ------            ------            -------          -------

                                            Up to $4.95       Up to $198        Up to $858       $ 9.50
                                            $4.95 to 5.25     $198 to 210       $858 to 910       10.00
                                             5.25 to 5.55      210 to 222        910 to 962       10.50
                                             5.55 to 5.85      222 to 234        962 to 1014      11.00
                                             5.85 to 6.15      234 to 246       1014 to 1066      11.50
                                             6.15 to 6.45      246 to 258       1066 to 1118      12.00
                                             6.45 to 6.75      258 to 270       1118 to 1170      13.15

                                            Increasing by     Increasing by     Increasing by    Increasing
                                            $0.30 without     $12 without       $52 without      by $1.15
                                            limit             limit             limit            without limit
                                                                                                 for Hourly-
                                                                                                 Paid
                                                                                                 Employees

                                                                                                 Increasing
                                                                                                 by $1.15 to a
                                                                                                 maximum of
                                                                                                 $21.20 for
                                                                                                 Salaried
                                                                                                 Employees


                  For those who were hired on or after January 1, 1980 who elected to contribute, the following table applied for the years 1980, 1981 and 1982:


                                            Hourly            Weekly            Monthly          Monthly
                                            Rate              Rate              Rate             Pension
                                            ------            ------            -------          -------
                                            Up to $4.95       Up to $198        Up to $858       $10.80
                                            $4.95 to 5.25     $198 to 210       $858 to 910       11.95

                                            Increasing by     Increasing by     Increasing by    Increasing
                                            $0.30 without     $12 without       $52 without      by $1.15
                                            limit             limit             limit            without
                                                                                                 limit

         A.8      Past Service Update Effective 12/31/82:

                  On December 31, 1982, the sum of all monthly amounts earned in
                  A.1 through A.7 above was increased by 25%, plus $4.17.

         A.9      Monthly Pensions for Calendar Years from 1/1/83 Through
12/31/91:

                  For those Employees who elected to contribute during the period January 1, 1983 through December 31, 1991, the pension amounts were based on various formulas, which were applied to total compensation received during each calendar year, with an overall minimum of $15 per year of Credited Service. The following were the formulas:

                  a. For calendar years 1983 through 1988:

                           1/12 of 1.30% of total compensation up to $14,700, plus 2.4% of total compensation in excess of $14,700.

                           For Pre-1980 Salaried Employees, the following maximums applied for the indicated years:

                                    1983             $28.23
                                    1984 and 1985    $33.03
                                    1986             $36.63
                                    1987 and 1988    $39.03

                  b. For calendar years 1989 through 1991:

                           1/12 of 1.75% of total compensation up to $14,700, plus 2.2% of total compensation in excess of $14,700.

                           If the Employee had 35 or more years of Credited Service at the beginning of the calendar year, the formula was 1/12 of 1.75% of total compensation.

                           For Pre-1980 Salaried Employees, the maximums were:

                             $40.00 for less than 35 years of Credited Service $36.20 for 35 or more years of Credited Service

         A.10     Monthly Pensions for Non-Contributors from 1/1/80 Through
                  12/31/91:

                  Those who were hired between January 1, 1980 and December 31, 1982 who had an option to contribute but chose not to do so were granted a monthly pension of $14 times Credited Service accumulated to December 31, 1982. The Past Service Update effective December 31, 1982 did not apply to this group.

         A.11 From January 1, 1983 through December 31, 1991, all Employees had the option to contribute under the Basic Portion. For any year in which an Employee elected not to contribute, the accrued monthly pension was $15 times Credited Service accumulated during that year.

B.       Basic Portion -- Final Average Compensation (FAC) Method:

         As of December 31, 1991, an Employee's accrued pension under this method is the monthly pension amount from the following schedule times years of Credited Service as a contributor. Prior to December 31, 1991, there were different FAC schedules in effect; refer to earlier Plan documents to determine accrued pensions under this method before December 31, 1991.

         FAC Schedule at 12/31/91:

         Note: If an Employee elected to contribute when first eligible, the Employee is treated as a contributor for all previous years.


                  Final Average                   Monthly Pension for
                  Compensation                    Each Year of Credited Service

                  Over       Up to
                  ----       -----
                            $24,750                        $21.00
                   $24,750   25,050                         21.25
                    25,050   25,350                         21.50
                    25,350   25,650                         21.75
                    25,650   25,950                         22.00
                    25,950   26,250                         22.25
                    26,250   26,550                         22.50
                    26,550   26,850                         22.75
                    26,850   27,150                         23.00
                    27,150   27,450                         23.25
                    27,450   27,750                         23.50
                    27,750   28,050                         23.75
                    28,050   28,350                         24.00
                    28,350   28,650                         24.25
                    28,650   28,950                         24.50
                    28,950   29,250                         24.75
                    29,250   29,550                         25.00
                    29,550   29,850                         25.25
                    29,850   30,150                         25.50
                    30,150   30,450                         25.75
                    30,450   30,750                         26.00
                    30,750   31,050                         26.25
                    31,050   31,350                         26.50
                    31,350   31,650                         26.75
                    31,650                                  27.00

         Monthly Pensions for Non-Contributors

         For any year during which an Employee was considered a non-contributor, the FAC pension amount is $13 times the Credited Service accumulated in that year.

C.       Supplemental Portion:

         Under the Supplemental Portion of the Plan, monthly pensions were based on earnings class numbers from the inception of the Plan through December 31, 1988.

         From January 1, 1989 through December 31, 1991, pensions were determined by a formula based on total compensation.

         An Employee's accrued pension is the sum of amounts from C.1 through C.3, where applicable.

         C.1      Monthly Pensions for Calendar Years Through 12/31/88:

                  For each full year of service prior to January 1, 1989, an Employee who contributed to the Supplemental Portion earned a monthly pension amount equal to the earnings class number multiplied by one dollar and five cents ($1.05). The following is a summary of the schedules that were used to determine earnings class numbers since the inception of the Plan.


Earnings                            Monthly Pay Range in Indicated Years
Class                               ------------------------------------
Number    1951 through 1966         1967 through 1985       1986 through 1988
------    -----------------         -----------------       -----------------

1             $400 but less than $475       $  0 but less than $550   $  0 but less than $825
2             $475 but less than $525       $550 but less than $625   $825 but less than $875
3             $525 but less than $575       $625 but less than $675   $875 but less than $925
4             $575 but less than $625       $675 but less than $725   $925 but less than $975
5             $625 but less than $675       $725 but less than $775   $975 but less than $1025

                  Add one earnings class number for each $50 increase in pay.

                  For the years 1951, 1952 and 1953, an Employee's earnings class number was based on the earnings for the first nine months of the previous year multiplied by 1 1/3. For the years 1954 through 1988, an Employee's earnings class number was based on the base salary rate in effect on December 1 of the previous year.

         C.2      Past Service Update Effective 3/1/88:

                  For each Employee who was accruing Eligibility Service on or after February 29, 1988, an amount was determined in accordance with step (g) of the following calculation:

                  (a) Determine all of the amounts earned pursuant to paragraph C.1 above as of December 31, 1987.

                  (b) Subtract 7 years from the Eligibility Service accrued by the Employee as of December 31, 1987 (in no event shall the result be less than zero).

                  (c)      Determine the product of 0.025 times (a) times (b).

                  (d) Determine the amount of monthly pension the Employee had accrued as of December 31, 1987, pursuant to paragraph A of this Appendix C.

                  (e) Determine the amount of monthly pension the Employee had accrued under the Basic Portion of the Plan as of December 31, 1987 under the Final Average Compensation Method of computing pensions. For any year during which the Employee was considered a noncontributor, this amount is $13 times the Credited Service accumulated in that year. For any year during which the Employee was considered a contributor the monthly pension was based on the following table:

                                                     Monthly Pension
                                    Final Average    for Each Year of
                                    Compensation     Credited Service
                                    Over             Up to
                                    ----             -----
                                             $19,350  $16.00
                                     $19,350  19,650   16.25
                                      19,650  19,950   16.50
                                      19,950  20,250   16.75
                                      20,250  20,550   17.00
                                      20,550  20,850   17.25
                                      20,850  21,150   17.50
                                      21,150  21,450   17.75
                                      21,450  21,750   18.00
                                      21,750  22,050   18.25
                                      22,050  22,350   18.50
                                      22,350  22,650   18.75
                                      22,650  22,950   19.00
                                      22,950  23,250   19.25
                                      23,250  23,550   19.50
                                      23,550  23,850   19.75
                                      23,850  24,150   20.00
                                      24,150  24,450   20.25
                                      24,450  24,750   20.50
                                      24,750  25,050   20.75
                                      25,050  25,350   21.00
                                      25,350  25,650   21.25
                                      25,650  25,950   21.50
                                      25,950  26,250   21.75
                                      26,250           22.00

                  (f) Subtract the amount determined in (d) from the amount determined in (e) (in no event shall the result be less than zero).

                  (g) Subtract the amount determined in (f) from the amount determined in (c) (in no event shall the result be less than zero).

         C.3      Monthly Pensions for Calendar Years From 1/1/89 Through
                  12/31/91:

         For calendar years 1989 through 1991, an Employee who contributed to the Supplemental Portion earned a monthly pension in accordance with the following formula:

                  1/12 of 1.35% of total compensation up to $24,825, plus 2.1% of total compensation in excess of $24,825.

D.       Restructured Plan Effective January 1,1992:

         Career Accumulation Method

         From January 1, 1992 through December 31, 1993, all Employees had the option to contribute to the Plan. If an Employee elected not to contribute, he accrued a monthly pension of $15 times Credited Service. If he elected to contribute, he earned a monthly pension of one-twelfth (1/12) of two percent (2%) of Compensation for each year of Credited Service.

         Final Average Compensation (FAC) Method:

         If the Employee elected not to contribute, he accrued a monthly pension of $13 times Credited Service. If he elected to contribute, his FAC amount as of December 31, 1993 was based on the schedule shown in
         Section 19.

                      APPENDIX D - PARTICIPATING EMPLOYERS

The following entities are participating Employers under the Plan:

No additional entities